UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant ☒    Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Sprout Social, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in the exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SPROUT SOCIAL, INC. 131 SOUTH DEARBORN STREET, SUITE 700 CHICAGO, ILLINOIS 60603 Notice of 2022 Annual Meeting of Stockholders and 2022 Message to Our Stockholders

Fellow Stockholders:

I am pleased to invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Sprout Social, Inc., a Delaware corporation (referred to herein as “Sprout Social,” “we,” “us” or the “Company”), to be held virtually via live webcast at www.proxydocs.com/SPT at 9:00 a.m. Central Time on Wednesday, May 25, 2022. Our Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend our 2022 Annual Meeting in-person. Using the instructions provided in the accompanying proxy statement, you will be able to vote your shares and submit your questions at the virtual meeting.

In order to attend the Annual Meeting, please follow the instructions in “Questions and Answers About the Proxy Materials and Our Annual Meeting—What do I need to do to attend the Annual Meeting virtually?”

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.  to elect two Class III directors to serve until our 2025 annual meeting of stockholders or until their successors are duly elected and qualified;

2.  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;

3.  to conduct an advisory vote to approve the compensation of our named executive officers;

4.  to conduct an advisory vote to indicate the preferred frequency of stockholder advisory votes to approve the compensation of our named executive officers; and

5.  to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on March 29, 2022, as the record date (the “Record Date”) for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting.

Further information regarding how to vote prior to the annual meeting, voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of paper copies of this proxy statement and our annual report.

On or about April 8, 2022, we expect to mail to our stockholders the Notice containing instructions on how to access our proxy statement and our annual report, including how to receive a paper copy of these materials by mail. The proxy statement and our annual report can be accessed directly at www.proxydocs.com/SPT. You will be asked to enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual meeting, please submit your proxy as soon as possible so that your shares may be represented at the 2022 Annual Meeting.

We’re building a company that our employees, customers, families, communities and investors can be proud of. On behalf of the Sprout Social board of directors, I thank you for your support and guidance.

Sincerely,

Justyn Howard Chairman of the Board of Directors and Chief Executive Officer Chicago, Illinois April 8, 2022

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SPROUT SOCIAL, INC.

PROXY STATEMENT

FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Central Time on Wednesday, May 25, 2022

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of stockholders of Sprout Social, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, May 25, 2022 at 9:00 a.m. Central Time.

The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. You will be able to virtually attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. In order to virtually attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting—What do I need to do to attend the Annual Meeting virtually?”

The Notice containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 8, 2022 to all stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You are encouraged to read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Why are you holding a virtual Annual Meeting?

Our Annual Meeting will be conducted via live audio webcast and online stockholder tools. We are excited to be using the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. We believe this is the right choice for a company with a global reach and worldwide stockholder base. In addition to supporting the health and well-being of our stockholders and other meeting participants during the coronavirus (COVID-19) pandemic, we also believe a virtual annual meeting allows more stockholders (regardless of physical location, size or resources) to have direct access to information in real time, while saving the Company and our stockholders time and money and reducing the environmental impact of our Annual Meeting, especially as physical attendance at stockholder meetings generally has dwindled. We remain very conscious of any concerns that virtual meetings may diminish stockholder’s voice or reduce accountability. Accordingly, we have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our board of directors and management. We plan to answer questions that comply with the meeting rules of conduct as they come in and address those asked in advance as time permits. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. A replay of the meeting will be made publicly available on www.proxydocs.com/SPT.

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What matters am I voting on and how does the board of directors recommend that I vote?

PROPOSAL	SPROUT SOCIAL BOARD OF DIRECTORS VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

PROPOSAL NO. 1 The election of two Class III directors to serve until our 2025 annual meeting of stockholders or until their successors are duly elected and qualified.	FOR each nominee	19

PROPOSAL NO. 2 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.	FOR	22

PROPOSAL NO. 3 Advisory vote to approve the compensation of our named executive officers (“say-on-pay vote”).	FOR	25

PROPOSAL NO. 4 Advisory vote to indicate the preferred frequency of say-on-pay votes (“say-on-frequency vote”).	ONE YEAR	26

Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. You may be asked to consider any other business that properly comes before the Annual Meeting.

Who is entitled to vote?

Holders of our Class A common stock and Class B common stock as of the close of business on March 29, 2022, the date our board of directors has set as the record date (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 46,302,057 shares of our Class A common stock outstanding and 8,105,446 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.” We do not have cumulative voting rights for the election of directors.

Stockholders of Record: Shares Registered in Your Name

If shares of our common stock are registered directly in your name with our transfer agent then you are considered to be the stockholder of record with respect to those shares, and the Notice will be provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy and indicate your voting choices directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

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Street Name Stockholders

If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice will be forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares in the manner provided in the voting instructions you receive from your broker, bank or other nominee.

If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Street name stockholders are also invited to virtually attend the Annual Meeting. However, because a street name stockholder is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

Both stockholders of record and street name stockholders will be able to virtually attend the Annual Meeting via live audio webcast and submit questions during the meeting. For more information on how to virtually attend the Annual Meeting, please see the section titled “What do I need to do to attend the Annual Meeting virtually?”

How many votes are needed for approval of each proposal?

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
PROPOSAL NO. 1 The election of two Class III directors to serve until our 2025 annual meeting of stockholders or until their successors are duly elected and qualified.	Our amended and restated Bylaws (“Bylaws”) provide for plurality voting for the election of directors. “Plurality” means that the nominees who receives the highest number of “FOR” votes will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
PROPOSAL NO. 2 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.	For this proposal to be approved, it must receive more votes “FOR” than “AGAINST” the proposal. Abstentions will have no effect on the outcome of this proposal. We do not anticipate broker non-votes on this proposal.
PROPOSAL NO. 3 Say-on-pay vote.	For this proposal to be approved, it must receive more votes “FOR” than “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.*
PROPOSAL NO. 4 Say-on-frequency vote.	The frequency option receiving the affirmative vote of a majority of votes cast will be considered the frequency recommended by the Company’s stockholders for say-on-pay votes; if a frequency option does not receive the affirmative vote of a majority of votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders for say-on-pay votes. Abstentions and broker non-votes will have no effect on the outcome of this proposal.*

* Because this vote is advisory only, it will not be binding on us or on our board of directors. However, our board of directors and compensation committee will consider the outcome of the vote when making future decisions regarding executive compensation and the frequency at which advisory votes to approve executive compensation will be conducted.

Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.

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What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting and conduct business under our Bylaws and Delaware law. The presence, including by proxy, of the holders of a majority in voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●	By Internet before the Annual Meeting at www.proxydocs.com/SPT, 24 hours a day, seven days a week (have your Notice or proxy card in hand when you visit the website);
●	By toll-free telephone at 866-509-2153, 24 hours a day, seven days a week (have your Notice or proxy card in hand when you call);
●	By mobile device by scanning the QR code included on your Notice of proxy card;
●	By completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or
●	By attending the virtual meeting by visiting www.proxydocs.com/SPT, to register for the virtual meeting, where you may also vote (have your Notice or proxy card in hand when you visit the website).

For more information on how to attend and vote at the Annual Meeting, please see “What do I need to do to attend the Annual Meeting virtually?”

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. As discussed above, if you are a street name stockholder, you may not vote your shares electronically at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What do I need to do to attend the Annual Meeting virtually?

Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast and submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting www.proxydocs.com/SPT; provided that if you are a street name stockholder, you may not vote your shares electronically at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card.

The Annual Meeting live audio webcast will begin promptly at 9:00 a.m. Central Time on Wednesday, May 25, 2022. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Central Time, and you should allow ample time for the check-in procedures.

What if I have technical difficulties during the check-in time or during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties related to the virtual Annual Meeting platform, including any difficulties voting or submitting questions, please utilize the link on the meeting portal website titled “Having trouble? Please view the Meeting Access FAQs Guide,” to access the support number that can be called before or during the meeting. Please be sure to check in by 8:45 a.m. Central Time on May 25, 2022, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins.

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Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

●	entering a new vote by Internet or by telephone;
●	completing and returning a later-dated proxy card;
●	notifying the Secretary of Sprout Social, Inc., in writing, at Sprout Social, Inc., 131 South Dearborn Street, Suite 700, Chicago, Illinois 60603; or
●	virtually attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominees can provide you with instructions on how to change your vote.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Justyn Howard (our Chairman and Chief Executive Officer), Joe Del Preto (our Chief Financial Officer and Treasurer) and Heidi Jonas (our General Counsel and Secretary) have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 8, 2022, to all stockholders entitled to vote at the Annual Meeting.

Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the costs of our annual meetings of stockholders.

What does it mean if I receive more than one Notice?

You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).

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Who pays for the Company’s solicitation of proxies?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks and other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my broker, bank or other nominee vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Your broker, bank or other nominee will not have discretion to vote on the remaining proposals, which are “non-routine” matters, absent direction from you. If the broker, bank or other nominee that holds your shares in “street name” returns a proxy card without voting on a non-routine proposal because it did not receive voting instructions from you on that proposal, this is referred to as a “broker non-vote.” “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting. The effect of broker non-votes on the outcome of each proposal to be voted on at the Annual Meeting is explained above.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 9, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Sprout Social, Inc.

Attention: Secretary

131 South Dearborn Street, Suite 700

Chicago, Illinois 60603

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If a stockholder who has notified us of their intention to present a proposal at an annual meeting does not appear to present their proposal at such annual meeting, such nomination shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.

To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2023.

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that for business to be properly brought before an annual meeting by a stockholder, the business (i) must constitute a proper matter for stockholder action and (ii) must be properly brought before the meeting by a stockholder who was a stockholder of record at the time of the notice given and at the time of the annual meeting and who is entitled to vote at the meeting. The stockholder must provide timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2023 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

●	not earlier than January 25, 2023; and
●	not later than February 24, 2023.

In the event that we hold our 2023 annual meeting of stockholders more than 30 days before or more than 70 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than:

●	the 90th day prior to our 2023 annual meeting of stockholders; or, if later
●	the 10th day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made.

If a stockholder who has notified us of their intention to present a proposal at an annual meeting does not appear to present their proposal at such annual meeting, such nomination shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

Our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. The stockholder must also give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement. For additional information regarding stockholder recommendations for director candidates, please see “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”

You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of our Bylaws is available via the SEC’s website at https://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of seven members. All of our directors, other than Justyn Howard, our Chairman and Chief Executive Officer (“CEO”), and Aaron Rankin, our Chief Technology Officer, are independent within the meaning of the listing standards of the Nasdaq Capital Market (“Nasdaq”). Our board of directors is divided into three classes of directors each serving a staggered three-year term. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of the Record Date, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors. Full biographical information is below.

	CLASS	AGE	POSITION	DIRECTOR SINCE	CURRENT TERM EXPIRES	EXPIRATION OF TERM FOR WHICH NOMINATED	INDEPENDENT	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Directors with Terms Expiring at the Annual Meeting/Nominees

Steven Collins	III	57	Director	2019	2022	2025	X

Aaron Rankin	III	39	Chief Technology Officer and Director	2010	2022	2025

Continuing Directors

Justyn Howard	II	42	Chairman and Chief Executive Officer	2010	2024	—

Peter Barris	I	70	Director	2011	2023	—	X

Raina Moskowitz	I	39	Director	2020	2023	—	X

Thomas Stanley	II	55	Director	2021	2024	—	X

Karen Walker	I	60	Director	2019	2023	—	X

Legend:      Chair |     Member |     Audit committee financial expert

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Considerations in Evaluating Director Nominees

The nominating and corporate governance committee, in recommending director candidates for election to the board of directors, and the board of directors, in nominating director candidates, considers candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.

In evaluating director candidates, the nominating and corporate governance committee and the board of directors may also consider the following criteria as well as any other factor that they deem to be relevant:

●	the candidate’s experience in corporate management, such as serving as an officer or former officer of a public company;
●	the candidate’s experience as a board member of another public company;
●	the candidate’s professional and academic experience relevant to the Company’s industry;
●	the strength of the candidate’s leadership skills;
●	the candidate’s experience in finance and accounting and/or executive compensation practices;
●	whether the candidate has the time required for preparation, participation and attendance at board of directors meetings and committee meetings, if applicable; and
●	the candidate’s geographic background, gender, age and ethnicity.

In addition, the board of directors will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. The board of directors monitors the mix of specific experience, qualifications and skills of its directors in order to assure that it, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Nominees for Director

STEVEN COLLINS

Former Executive Vice President and Chief Financial Officer of ExactTarget, Inc.

Director since 2019

Age 57

Committees: Audit Committee (Chair), Compensation Committee

Steven Collins has served as a member of our board of directors since August 2019. From June 2011 to February 2014, Mr. Collins served as the Executive Vice President and Chief Financial Officer of ExactTarget, Inc., a cross-channel digital marketing company that was acquired by Salesforce.com, Inc. Prior to that, Mr. Collins held the position of Senior Vice President and Chief Financial Officer of NAVTEQ Corporation, a digital mapping company. Mr. Collins was with NAVTEQ Corporation from 2003 through 2011 and served as the Vice President of Finance and the Senior Vice President of Finance & Accounting prior to

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being named Chief Financial Officer. Mr. Collins currently serves on the board of directors of nCino, Inc. (NASDAQ: NCNO) and Paycor HCM, Inc. (NASDAQ: PYCR). In the previous five years, Mr. Collins was a member of the board of directors of MuleSoft, Inc., Shopify, Inc. (NYSE: SHOP), and Instructure, Inc (NYSE: INST).

Mr. Collins holds a Bachelor’s degree in Industrial Engineering from Iowa State University and a Master’s degree in Business Administration from the Wharton School of the University of Pennsylvania. Mr. Collins is also a Certified Public Accountant. We believe that Mr. Collins is qualified to serve on our board of directors because of his extensive finance and software industry experience as well as his strong business acumen and leadership skills.

AARON RANKIN

Co-Founder and Chief Technology Officer of Sprout Social, Inc.

Director since 2010

Age 39

Committees: None

Aaron Rankin co-founded Sprout Social and has served as our Chief Technology Officer and as a member of our board of directors since April 2010. Prior to founding Sprout Social, Mr. Rankin was a software engineer at Endeca Technologies, Inc. from August 2006 until February 2010 and was an IT Architect at IBM Corporation (NYSE: IBM) from August 2004 until August 2006.

Mr. Rankin holds Bachelor’s and Master’s degrees in Information Systems from Carnegie Mellon University. Our board of directors believes that Mr. Rankin’s in-depth knowledge of our business from serving as one of our founders and as Chief Technology Officer provides him with the qualifications and skills to serve on our board of directors.

Continuing Directors

JUSTYN HOWARD

Co-Founder, Chairman of the Board of Directors, and Chief Executive Officer of Sprout Social, Inc.

Director since 2010

Age 42

Committees: None

Justyn Howard co-founded Sprout Social and has served as our Chief Executive Officer and as the Chairman of our board of directors since April 2010. From April 2010 until December 2020, he also served as our President. Mr. Howard has won a number of awards and honors as our Chief Executive Officer, including recognition in Glassdoor’s “Highest Rated CEOs” in 2019, 2018 and 2017 for U.S. companies with less than 1,000 employees, winning Built in Chicago’s Moxie Awards CEO of the Year for 2017, and Crain’s Chicago 40 under 40 in the class of 2014. Prior to founding Sprout Social, Mr. Howard held Enterprise Sales roles for Saas Learning Management provider Learn.com. As our founding CEO, our board of directors believes that Mr. Howard’s in-depth knowledge and leadership provide him with the qualifications and skills to serve on our board of directors.

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PETER BARRIS

Retired General Partner of New Enterprise Associates, Inc. and Chairman of the NEA Advisory Board

Director since 2011

Age 70

Committee: Nominating and Corporate Governance Committee

Peter Barris has served as a member of our board of directors since February 2011. Mr. Barris joined New Enterprise Associates, Inc. (“NEA”), a global venture capital fund investing in technology and healthcare, where he specialized in information technology investing, in 1992 and retired at the end of 2019. Prior to his retirement, Mr. Barris held several roles at NEA, including Managing General Partner of NEA. Mr. Barris is currently the Chairman of the NEA Advisory Board. Mr. Barris has served on the board of directors of Groupon, Inc. (NASDAQ: GRPN) since January 2008 and also serves on the board of directors of several private companies, including Catalytic, Inc., Tamr, Inc., Tempus Labs, Inc., ThreatQuotient, Inc., and ZeroFox, Inc. as well as public companies, Berkshire Grey, Inc. (NASDAQ: BGRY) and NextNav Holdings, LLC (NASDAQ: NN). In addition, Mr. Barris is a Vice-Chairman of the Board of Trustees of Northwestern University, serves on the Board of Trustees of the Brookings Institution, P33 and In-Q-Tel, and in December 2014, Mr. Barris was elected to the Washington Business Hall of Fame.

Mr. Barris holds a Bachelor’s degree in Electrical Engineering from Northwestern University and a Master’s degree in Business Administration from the Tuck School of Business at Dartmouth University. Mr. Barris brings to our board of directors a sophisticated knowledge of information technology companies that includes investments in over 25 information technology companies that have completed public offerings or successful mergers as well as experience serving as a director of several public companies. We believe that Mr. Barris is qualified to serve on our board of directors because he has more than 20 years of experience in finance and has served on other public company boards of directors.

RAINA MOSKOWITZ

Chief Operating Officer at Etsy, Inc.

Director since 2020

Age 39

Committee: Audit Committee, Compensation Committee (Chair)

Raina Moskowitz has served as a member of our board of directors since December 2020. In March 2022, Ms. Moskowitz became the Chief Operating Officer at Etsy, Inc. (NASDAQ: ETSY) (“Etsy”), a global e-commerce marketplace for unique and creative goods. From August 2020 to March 2022, Ms. Moskowitz was Etsy’s Chief Operations, Strategy, and People Officer and from April 2018 to August 2020, she was Etsy’s Senior Vice President of People, Strategy and Services. Prior to joining Etsy, from 2005 to 2018, Ms. Moskowitz was employed by American Express Company (NYSE: AXP), a multinational financial services corporation, where she held multiple leadership roles in product, strategy, operations and marketing, most recently, leading the U.S. Customer Marketing team.

Ms. Moskowitz holds a Bachelor’s of science degree in Economics from the Wharton School at the University of Pennsylvania. We believe that Ms. Moskowitz is qualified to serve on our board of directors because of her significant experience growing and leading online customer-facing businesses.

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THOMAS STANLEY

President and Chief Revenue Officer of Chainalysis Inc.

Director since 2021

Age 55

Committees: Compensation Committee, Nominating and Corporate Governance Committee

Thomas Stanley has served as a member of our board of directors since June 2021. Since December 2021, Mr. Stanley has served as the President and Chief Revenue Officer of Chainalysis, Inc., a global blockchain data platform that provides block chain-related data, software, services, and research. From September 2019 until December 2021, Mr. Stanley was the Chief Revenue Officer of Tanium, Inc., an information technology company focused on enterprise-scale information security and systems management. Prior to Tanium, from August 2006 to September 2019, Mr. Stanley was employed by NetApp, Inc. (NASDAQ: NTAP), a hybrid cloud data services and data management company, where his most recent position was Senior Vice President and General Manager, Americas.

Mr. Stanley holds a Bachelor’s degree in Computer Science from North Carolina State University and Master’s degree in Business Administration from the Carlton School of Management at the University of Minnesota. We believe Mr. Stanley is qualified to serve on our board of directors because of his software executive experience in sales, go-to-market strategy, and partnerships.

KAREN WALKER

Senior Vice President and Chief Marketing Officer of Intel Corporation

Director since 2019

Age 60

Committees: Audit Committee, Nominating and Corporate Governance Committee (Chair)

Karen Walker has served as a member of our board of directors since August 2019. Since September 2019, Ms. Walker has served as the Senior Vice President and Chief Marketing Officer of Intel Corporation (NASDAQ: INTC). From 2009 until July 2019, Ms. Walker was employed by Cisco Systems, Inc. (NASDAQ: CSCO) (“Cisco”), where her last position was Senior Vice President and Chief Marketing Officer. Ms. Walker was recognized by Forbes as being one of the Top 10 World’s Most Influential CMOs (2017, 2019). Cisco was also recognized as having an award-winning Digital Marketing Foundation by Oracle and Martech. Prior to joining Cisco, Ms. Walker worked at Hewlett-Packard (NYSE: HPE) as Vice President of Strategy and Marketing for both the Consumer Digital Entertainment and Personal Systems groups. Ms. Walker currently serves as a member of the board of directors of Eli Lilly and Company (NYSE: LLY), a global healthcare and pharmaceutical company, where she serves on the Audit Committee and Compensation Committee. Ms. Walker is an Executive Committee and Board Member of the Association of National Advertisers, the industry-leading marketing professionals association, and the Salvation Army Advisory Board of Silicon Valley.

Ms. Walker holds a Bachelor’s degree with joint honors in Chemistry and Business Studies from Loughborough University and an honorary Doctorate of Business Administration from Sunderland University, both in England. We believe that Ms. Walker is qualified to serve on our board of directors because of her extensive experience in the information technology industry and her business expertise in marketing and digital experience.

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Board Composition

The following tables describes the gender identity and demographic background of our board of directors.

	Board Diversity Matrix (As of April 8, 2022)

Total Number of Directors	7

	Female	Male	Non- Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	2	5	0	0

Part II: Demographic Background

African American or Black	0	1	0	0

Alaskan Native or Native American	0	0	0	0

Asian	0	0	0	0

Hispanic or Latin	0	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	2	4	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Did Not Disclose Demographic Background	0

Board Leadership Structure

We believe that the structure of our board of directors and its committees provides strong overall management of our Company. In accordance with our corporate governance guidelines, a copy of which is posted in the Corporate Governance section of our website at https://investors.sproutsocial.com, our board of directors does not currently have a policy as to whether the offices of the Chair of the Board and Chief Executive Officer should be separate. Our board of directors, in consultation with our nominating and corporate governance committee, believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership. Pursuant to our corporate governance guidelines, from time to time, our board of directors may determine that the board of directors should have a lead director who may perform such additional duties as our board of directors may otherwise determine and delegate. Our nominating and corporate governance committee will periodically consider our board of directors’ leadership structure and make recommendations to change the structure as it deems appropriate.

Currently, Mr. Howard serves as Chairman of the Board and Chief Executive Officer, and we do not have a lead independent director. As a co-founder of our Company, Mr. Howard is best positioned to identify strategic priorities, lead critical discussion and execute our business plans. The board of directors believes that this overall structure meets the current corporate governance needs and oversight responsibilities of the board of directors. Moreover, each of the directors, other than Messrs. Howard and Rankin, are independent. Mr. Howard and Mr. Rankin do not serve on any committees of the board of directors. The board of directors believes that the independent directors provide effective oversight of management.

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Board Meetings and Committees

We have an active and engaged board of directors that is committed to fulfilling its fiduciary duty to act in good faith in the best interests of our Company and all of our stockholders. During our fiscal year ended December 31, 2021, our board of directors held nine meetings (including regularly scheduled and special meetings) and each director attended at least 75% of the (i) total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge their responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the board and all committees on which the director sits. A director who is unable to attend a meeting of the board of directors or a committee is expected to notify the Chair of the board or the chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. At our 2021 annual meeting of stockholders held on May 26, 2021, every nominee and continuing member of the board of directors were in attendance.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

Our audit committee consists of Mr. Collins and Mses. Moskowitz and Walker, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Our board of directors has also affirmatively determined that Mr. Collins and Mses. Moskowitz and Walker each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 and Nasdaq rules. Each member of our audit committee meets the financial literacy requirements under Nasdaq listing standards. Mr. Collins is the chair of our audit committee and an “audit committee financial expert” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act. Our audit committee is responsible for, among other things:

●	appointing, compensating, retaining and overseeing our independent registered public accounting firm;
●	discussing with our independent registered public accounting firm its independence from management;
●	reviewing with management and our independent registered public accounting firm the results of their audit;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;
●

reviewing and discussing with management, internal auditors and, if applicable, our independent registered public accounting firm the adequacy and effectiveness of our internal controls and reviewing and discussing the adequacy and effectiveness of the Company’s disclosure controls and procedures;

●	reviewing our processes and policies with respect to risk identification, management and assessment;
●	overseeing management of risks associated with financial reporting, accounting and auditing matters;
●	reviewing related party transactions; and
●	establishing procedures for the confidential and anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://investors.sproutsocial.com. During our fiscal year ended December 31, 2021, our audit committee held four meetings.

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Compensation Committee

Our compensation committee consists of Ms. Moskowitz and Messrs. Collins and Stanley, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. In addition, our board of directors has determined that Messrs. Collins and Stanley and Ms. Moskowitz are also “non-employee directors” as defined pursuant to Rule 16b-3 of the Exchange Act. Ms. Moskowitz is the chair of our compensation committee. Our compensation committee is responsible for, among other things:

●	establishing, reviewing and modifying, as appropriate, the Company’s compensation philosophy and general policies related to executive compensation;
●	reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers;
●

overseeing our submission to stockholders on executive compensation matters, including advisory votes on executive compensation and the frequency of such votes and considering the results of any related advisory votes;

●	overseeing the management of risks associated with our compensation policies, programs and practices;
●	overseeing our talent and employee development programs, employee recruitment, retention and attrition, and the development of policies and strategies regarding diversity, equity and inclusion;
●	reviewing succession planning for the role of Chief Executive Officer and other key roles;
●	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
●	appointing and overseeing any compensation consultants.

The compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://investors.sproutsocial.com. During our fiscal year ended December 31, 2021, our compensation committee held five meetings.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. Walker and Messrs. Barris and Stanley, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Ms. Walker is the chair of our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for, among other things:

●	identifying qualified individuals to serve as members of our board of directors;
●	reviewing the structure and membership of our board of directors and its committees;
●

advising the board of directors on matters of board of director diversity, including with respect to gender, gender identity, race, ethnicity, sexual orientation and age, as well as recommend, as necessary, measures contributing to a board of directors that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise;

●	reviewing our corporate governance guidelines; and
●	overseeing self-evaluations of our board of directors and management.

The nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://www.sproutsocial.com. During our fiscal year ended December 31, 2021, our nominating and corporate governance committee held five meetings.

Board and Committee Performance Evaluations

Our board of directors and each of its committees conduct periodic self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. The nominating and corporate governance committee is responsible for overseeing such periodic self-evaluations.

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Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Stockholder Recommendations and Nominations to the Board of Directors

Our Bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To provide timely notice of a nomination at an annual meeting, a stockholder’s notice must generally be received in writing by the Secretary at our principal executive offices with such notice being served not less than 90 nor more than 120 days before the anniversary of the preceding year’s annual meeting. To be considered timely notice of a nomination at a special meeting, a stockholder’s notice must generally be received not more than 120 days prior to the special meeting nor later than the close of business on the later of (i) the 90th day prior to the special meeting and (ii) the 10th day following the day on which public announcement of the date of the special meeting of stockholders is first made.

With respect to director nominees, submissions must, among other requirements, include (i) such individual’s name, age and business address, (ii) such individual’s principal occupation or employment, (iii) the class(es) and number of shares of common stock directly or indirectly beneficially owned by such individual, (iv) any other information that must be disclosed pursuant to Regulation 14A under the Exchange Act and (v) any other information required under our Bylaws.

Although our Bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting (although our board of directors does have the power to determine whether any such nomination has been made in accordance with our Bylaws), our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company. Furthermore, our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees.

Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at Sprout Social, Inc., 131 South Dearborn Street, Suite 700, Chicago, Illinois 60603. Such recommendations must include all of the information required by our Bylaws. For more information, see the section above titled “Questions and Answers About the Proxy Materials and Our Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, as applicable, and mailing the correspondence to our Secretary at Sprout Social, Inc., 131 South Dearborn Street, Suite 700, Chicago, Illinois 60603.

Each communication should set forth (i) the name and address of the stockholder, as it appears in our records, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chair of our board of directors.

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Corporate Governance Overview

We regularly monitor developments and trends in the area of corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal and state laws affecting corporate governance, as well as rules adopted by the SEC and Nasdaq and we consider industry best practices for corporate governance. We believe that we have in place corporate governance procedures and practices that are designed to enhance our stockholders’ interests.

Corporate Governance-related Policies

Corporate Governance Guidelines

Our board of directors has adopted our Corporate Governance Guidelines that address items such as:

●	director qualifications and criteria;
●	director orientation and continuing education;
●	service on other boards;
●	independence and separate sessions of independent directors;
●	the potential for a lead director;
●	board access to senior management and independent advisors;
●	succession planning;
●	board of director committees; and
●	board of directors meetings.

Code of Ethics and Conduct Policy

In addition, our board of directors has adopted our Code of Ethics and Conduct Policy which applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers, that addresses items such as:

●	conflicts of interest;
●	disclosures;
●	compliance with laws, rules and regulations;
●	insider trading;
●	reporting, accountability and enforcement;
●	corporate opportunities;
●	confidentiality and protection and proper use of Company assets;
●	fair dealing;
●	corporate loans and guarantees;
●	gifts and favors and personal investments;
●	retaliation, discrimination and harassment;
●	political contributions; and
●	personal conduct and social media.

The full text of our Corporate Governance Guidelines and our Code of Ethics and Conduct Policy is posted in the Corporate Governance section of our website at https://investors.sproutsocial.com. We will post any amendments to our Corporate Governance Guidelines, Code of Ethics and Conduct Policy and any waivers of our Code of Ethics and Conduct Policy for directors and executive officers on the same website.

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Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, competitive, legal and compliance, cybersecurity, privacy, platform and product innovation and reputational. We have designed and implemented processes to manage such risks. Although management is responsible for the day-to-day risks we face, one of the key functions of our board of directors is to oversee our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us and oversees the implementation of risk mitigation strategies by management.

Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The committees of our board of directors oversee and review risks that are inherent in their respective areas of oversight. The board of directors periodically receives reports by each committee chair regarding the committee’s considerations and actions. The board of directors’ allocation of risk oversight responsibility may change from time to time based on the evolving needs of the Company.

Audit Committee

Our audit committee is primarily responsible for reviewing our audit results, earnings releases, major financial risk exposures, internal controls over financial reporting, disclosure controls and procedures, related party transactions and legal and regulatory compliance. The audit committee oversees our independent auditors and our risk assessments and risk managements practices related to financial reporting, accounting and auditing matters.

Compensation Committee

Our compensation committee is primarily responsible for overseeing the management of risks associated with the Company’s compensation policies, programs and practices, including the review of an annual compensation risk assessment and whether any of the Company’s compensation policies, programs or practices encourage inappropriate risk-taking.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is primarily responsible for reviewing our risks and exposures associated with board membership, structure, function, background, governance and overall effectiveness.

Succession Planning

Our board of directors (or a committee delegated by our board of directors) will work on a periodic basis with our Chief Executive Officer to evaluate the Company’s succession plans for our Chief Executive Officer to ensure adequate succession plans are in place and periodically review the performance of our Chief Executive Officer.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our board of directors is currently composed of seven members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, two Class III directors will be elected for a three-year term to succeed the Class III directors whose terms are then expiring. Each director’s term continues until the election and qualification of their successor, or such director’s earlier death, resignation, disqualification or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Messrs. Collins and Rankin as nominees for election as Class III directors at the Annual Meeting. If elected, Messrs. Collins and Rankin will serve as Class III directors until our 2025 annual meeting of stockholders, and until their successor is duly elected and qualified, or until their earlier death, resignation, disqualification or removal. Each of the nominees is currently a director of our Company and has agreed to serve if elected. For information concerning the nominees, please see “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Collins and Rankin. We expect that each of Messrs. Collins and Rankin will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not vote your shares on this matter.

Vote Required

Our Bylaws provide for plurality voting for the election of directors. “Plurality” means that the individuals who receive the largest number of “FOR” votes will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Full details of our plurality voting policy for director nominees are set forth in our Bylaws, which are available via the SEC’s website at https://www.sec.gov.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

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NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned by our non-employee directors for the year ended December 31, 2021.

	Director Compensation
NAME	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Peter Barris	37,500	159,991	197,491
Steven Collins	57,500	159,991	217,491
Jason Kreuziger(4)	16,917	—	16,917
Raina Moskowitz(5)	47,167	73,647	120,814
Thomas Stanley(6)	22,554	239,952	262,506
Karen Walker	60,306	159,991	220,297

(1)	Amounts reported in this column reflect cash retainer fees paid to our non-employee directors with respect to their 2021 service on the Company’s board of directors and its committees.
(2)

Amounts reported in this column reflect the full grant-date fair value of RSU awards granted to our non-employee directors during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to directors in 2021 in Note 9 to our audited consolidated financial statements included in our annual report filed on Form 10-K for the fiscal year ended December 31, 2021.

(3)

As of December 31, 2021, our non-employee directors held the following unvested equity awards: Mr. Barris held 2,394 RSUs; Mr. Collins held 19,894 RSUs; Ms. Moskowitz held 4,489 RSUs; and Ms. Walker held 19,894 RSUs. Mr. Kreuziger did not stand for reelection at our 2021 annual meeting of stockholders and, as a result, he forfeited all unvested equity awards at that time.

(4)

Amount reported for Mr. Kreuziger under “Fees Earned or Paid in Cash” is prorated through the date of the 2021 annual meeting of stockholders and was paid to Goldman Sachs and Co. in respect of Mr. Kreuziger’s service on the board of directors.

(5)

Ms. Moskowitz became chair of our compensation committee on May 26, 2021. Amounts reported for Ms. Moskowitz under “Fees Earned or Paid in Cash” are prorated for her actual time served as chair during the year ended December 31, 2021.

(6)	Mr. Stanley joined our board of directors on June 16, 2021. Amounts reported for Mr. Stanley under “Fees Earned or Paid in Cash” are prorated for his actual time served.

Non-Employee Director Compensation Policy

Under our non-employee director compensation policy effective for the fiscal year ended December 31, 2021, our non-employee directors were eligible to receive cash compensation for service on the board of directors and additional annual cash compensation for committee membership, in each case, payable quarterly in arrears and pro-rated for partial quarters served, as follows:

Position	Annual Cash Retainer ($)
Board Member	30,000
Lead Independent Director	15,000
Audit Committee Chair	20,000
Compensation Committee Chair	12,000
Nominating and Corporate Governance Committee Chair	12,000
Audit Committee Member (other than Chair)	10,000
Compensation Committee Member (other than Chair)	7,500
Nominating and Corporate Governance Committee Member (other than Chair)	7,500

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In addition to cash compensation described above, under our non-employee director compensation policy effective for the fiscal year ended December 31, 2021, new non-employee directors were eligible to receive an initial restricted stock unit award with a grant date value of $240,000 on the date such director joined the board of directors (the “start date”), which would vest as to one-third (1/3) of the total number of restricted stock units subject to such award on the first anniversary of the date of grant and as to an additional 1/12th of the total number of restricted stock units subject to such award on each quarterly anniversary of the date of grant thereafter (and if there was no corresponding day, the last day of the month), subject to the non-employee director continuing in service on the board of directors through the applicable vesting date. Each director would also receive an annual restricted stock unit award with a grant date value of $160,000 (with one-time prorated awards made to directors whose Start Date was on a date other than an annual meeting, only with respect to the first annual meeting following the grant of such director’s award on their Start Date), which would generally vest in full on the day immediately prior to the date of our annual stockholder meeting immediately following the date of grant, subject to the non-employee director continuing in service through such meeting date. The vesting of the restricted stock unit awards would accelerate and vest in full upon a change in control (as defined in the 2019 Equity Incentive Plan).

Effective January 1, 2022, our non-employee director compensation policy was amended to more closely align our board of director compensation practices with those of our peer group, attract qualified director candidates, and retain current members of our board of directors. Under this amended policy, each member of the board of directors will be eligible to receive cash compensation for service on the board of directors and additional annual cash compensation for committee membership, in each case, payable quarterly in arrears and pro-rated for partial quarters served, as follows:

Position	Annual Cash Retainer ($)
Board Member	35,000
Lead Independent Director	15,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating and Corporate Governance Committee Chair	12,000
Audit Committee Member (other than Chair)	10,000
Compensation Committee Member (other than Chair)	7,500
Nominating and Corporate Governance Committee Member (other than Chair)	7,500

In addition to cash compensation, under our amended non-employee director compensation policy effective January 1, 2022, our new non-employee directors will each be eligible to receive an initial restricted stock unit award with a grant date value of $360,000 on the Start Date, which shall vest as to one-third (1/3) of the total number of restricted stock units subject to such award on the first anniversary of the date of grant and as to an additional 1/12th of the total number of restricted stock units subject to such award on each quarterly anniversary of the date of grant thereafter (and if there is no corresponding day, the last day of the month), subject to the non-employee director continuing in service on the board of directors through the applicable vesting date. Each director will also receive an annual restricted stock unit award with a grant date value of $180,000 (with one-time prorated awards made to directors whose Start Date was on a date other than an annual meeting, only with respect to the first annual meeting following the grant of such director’s award on their Start Date), which will generally vest in full on the day immediately prior to the date of our annual stockholder meeting immediately following the date of grant, subject to the non-employee director continuing in service through such meeting date. The vesting of the restricted stock unit awards will accelerate and vest in full upon a change in control (as defined in the 2019 Plan).

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PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2022. PwC served as our independent registered public accounting firm beginning with our financial statements for the year ended December 31, 2017. Representatives of PwC will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the ratification of the appointment of PwC, your shares will be voted “FOR” the approval of the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2022. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may vote your shares on this matter.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our Company by PwC for our fiscal years ended December 31, 2021 and 2020.

	2021	2020
	(IN THOUSANDS)
Audit Fees(1)	$1,200	$819
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees(2)	$1	$1
Total Fees	$1,201	$820

(1)

Audit Fees consist of fees for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, reviews of our unaudited quarterly financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. In fiscal year 2020, this category also includes fees for services incurred in connection with our follow-on offering.

(2)

All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which related to research subscriptions each year presented.

Auditor Independence

In our fiscal year ended December 31, 2021, there were no other professional services provided by PwC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.

Pre-Approval Policies and Procedures

It is the policy of our audit committee to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’

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independence. Our audit committee pre-approves services by authorizing specific projects within the categories outlined above, subject to a budget for each category. All services provided by PwC for our fiscal years ended December 31, 2021 and 2020 were pre-approved by our board of directors in accordance with this policy.

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm requires more votes “FOR” than “AGAINST” the proposal. Abstentions will have no effect on the outcome of this proposal. We do not anticipate broker non-votes on this proposal. In the event that the proposal does not receive more votes “FOR” than “AGAINST,” our audit committee will reconsider whether or not to retain PwC. Notwithstanding the appointment of PwC and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our Company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP.

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REPORT OF THE AUDIT COMMITTEE

The audit committee’s general role is to assist our board of directors in monitoring our financial reporting process and related matters. The audit committee operates under a written charter approved by Sprout Social’s board of directors, which is available on Sprout Social’s website at https://investors.sproutsocial.com and contains its specific responsibilities. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with the applicable requirements for Nasdaq and the SEC rules. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on a periodic basis.

With respect to Sprout Social’s financial reporting process, Sprout Social’s management is responsible for (i) establishing and maintaining internal controls and (ii) preparing Sprout Social’s consolidated financial statements. Sprout Social’s independent registered public accounting firm, PwC, is responsible for performing an independent audit of Sprout Social’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Sprout Social’s financial statements. Those are fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

●	reviewed and discussed the audited financial statements with management and PwC;
●	discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
●

received the written disclosures and the letters from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with PwC its independence.

Based on the audit committee’s review and discussions with management and PwC, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Steven Collins (Chair)

Raina Moskowitz

Karen Walker

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”), we are providing our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. As described in detail under the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance and align the compensation of our named executive officers with the long-term interests of our stockholders. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the compensation of our named executive officers for the year ended December 31, 2021.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Our board of directors and our compensation committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

Accordingly, our board of directors is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting an advisory vote “FOR” the following resolution:

●

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the ‘Compensation Discussion and Analysis’ section, the compensation tables, and the narrative discussions that accompany the compensation tables.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the approval of the advisory vote to approve the compensation of our named executive officers. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not vote your shares on this matter.

Vote Required

For this proposal to be approved, it must receive more votes “FOR” than “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Because the vote is advisory, the result will not be binding on our board of directors or compensation committee. Nevertheless, the views expressed by our stockholders, whether through this say-on-pay vote or otherwise, are important to management and the board of directors and, accordingly, the board of directors and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 above. By voting on Proposal 4, stockholders may indicate whether they would prefer a non-binding vote on named executive officer compensation once every one, two or three years.

After considering the benefits and consequences of each alternative, our board of directors recommends that the advisory vote on the compensation of our named executive officers be submitted to stockholders each year.

Our board of directors believes that an annual advisory vote on the compensation of our named executive officers is the most appropriate policy for us at this time. While our executive compensation program is designed to promote the creation of stockholder value over the long term, our board of directors recognizes that executive compensation disclosures are made annually, and holding an annual advisory vote on the compensation of our named executive officers provides us with more direct and immediate feedback on our executive compensation program, policies and disclosures. However, stockholders should note that because a proposed annual advisory vote would occur well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our compensation plans and arrangements for our executive officers in consideration of any single year’s advisory vote by the time of the following year’s annual meeting of stockholders. We believe, however, that an annual advisory vote on the compensation of our named executive officers is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “ONE YEAR” for our say-on-frequency vote. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not vote your shares on this matter.

Vote Required

Our board of directors believes that its recommendation is appropriate at this time. The stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the advisory vote on the approval of our executive officer compensation practices should be held every year, every other year or every three years. The frequency option receiving the affirmative vote of a majority of votes cast will be considered the frequency recommended by the Company’s stockholders for say-on-pay votes. If a frequency option does not receive the affirmative vote of a majority of votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders for say-on-pay votes. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Our board of directors and the compensation committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, our board of directors will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on our board of directors or us, our board of directors may decide that it is in the best interests of the stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “ONE YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE SAY-ON-PAY VOTES.

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EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of the Record Date. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

NAME	AGE	POSITION
Justyn Howard	42	Chairman of the Board of Directors and Chief Executive Officer
Aaron Rankin	39	Chief Technology Officer and Director
Ryan Barretto	43	President
Joe Del Preto	46	Chief Financial Officer and Treasurer
Jamie Gilpin	42	Chief Marketing Officer

Justyn Howard. Mr. Howard co-founded Sprout Social and has served as our Chairman of our board of directors and Chief Executive Officer since April 2010. From April 2010 until December 2020, he also served as our President. Mr. Howard has won a number of awards and honors as our Chief Executive Officer, including recognition in Glassdoor’s “Highest Rated CEOs” in 2019, 2018 and 2017 for U.S. companies with less than 1,000 employees, winning Built in Chicago’s Moxie Awards CEO of the Year for 2017, and Crain’s Chicago 40 under 40 in the class of 2014. Prior to founding Sprout Social, Mr. Howard held Enterprise Sales roles for Saas Learning Management provider Learn.com.

Aaron Rankin. Mr. Rankin co-founded Sprout Social and has served as our Chief Technology Officer and as a member of our board of directors since April 2010. Prior to founding Sprout Social, Mr. Rankin was a software engineer at Endeca Technologies, Inc. from August 2006 until February 2010 and was an IT Architect at IBM Corporation (NYSE: IBM) from August 2004 until August 2006. Mr. Rankin holds Bachelor’s and Master’s degrees in Information Systems from Carnegie Mellon University.

Ryan Barretto. Mr. Barretto has served as our President since December 2020. Prior to that, he served as our Senior Vice President, Global Sales since 2016. Before joining Sprout Social, Mr. Barretto was Vice President of Global Sales, Pardot for Salesforce.com, Inc. (NYSE: CRM) from November 2014 to June 2016 and the Area Vice President, Commercial Sales for Salesforce.com, Inc. from February 2012 to October 2014. Mr. Barretto holds a Bachelor’s degree in Business Administration from Wilfrid Laurier University and a Master’s degree in International Marketing from the University of Strathclyde.

Joe Del Preto. Mr. Del Preto has served as our Chief Financial Officer and Treasurer since July 2017. Prior to joining Sprout Social, Mr. Del Preto was the Global Controller for Groupon, Inc. (NASDAQ: GRPN) from September 2012 until July 2017. Prior to Groupon, Inc., Mr. Del Preto served as Vice President of Finance of Echo Global Logistics Inc., and Mr. Del Preto began his career at PricewaterhouseCoopers LLP. Mr. Del Preto holds a Bachelor’s degree in Accounting from the University of Indiana, Bloomington and is a Certified Public Accountant. Mr. Del Preto currently serves as a member of the board of directors of SimilarWeb, Inc. (NYSE: SMWB), a digital intelligence platform that provides web traffic insights and analytics.

Jamie Gilpin. Ms. Gilpin has served as our Chief Marketing Officer since April 2018. Prior to joining Sprout Social, Ms. Gilpin was the Chief Marketing Officer for Envoy Global Inc. from September 2015 to April 2018. Prior to that, from July 2004 to August 2015, Ms. Gilpin was employed by Career Builder, Inc., where her most recent position was Vice President of Marketing and Branding. Ms. Gilpin holds a Bachelor’s degree in Public Relations from Florida State University and a Master’s degree in Business Administration from the Northwestern University Kellogg School of Management.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of our executive compensation programs for 2021. We also provide an overview of our compensation philosophy and objectives, our process for setting executive compensation, the key factors considered by our Compensation Committee and our Compensation Committee’s rationale for the specific compensation decisions of our named executive officers (our “named executive officers” or “NEOs”). Our NEOs for 2021 were:

●	Justyn Howard, Chairman of the Board of Directors and CEO;
●	Ryan Barretto, President;
●	Joseph Del Preto, Chief Financial Officer and Treasurer;
●	Jamie Gilpin, Chief Marketing Officer; and
●	Aaron Rankin, Chief Technology Officer.

Executive Summary

Who We Are

Sprout Social empowers businesses around the globe to tap into the power and opportunity of social media. Our cloud software brings together social content and messaging, data and workflows in a unified system of record, intelligence and action. Operating across major social media channels like Twitter, Facebook, Instagram, Pinterest, LinkedIn, Google and YouTube, we provide organizations with a centralized platform to effectively manage social media efforts across stakeholders and business functions.

Highlights of 2021 Corporate Performance

Specific highlights of our financial performance include:

●	Annual revenue of $187.9 million, up 41% compared to 2020.
●	Non-GAAP operating loss was ($6.4) million, compared to ($20.9) million in 2020.
●	Annual Recurring Revenue (“ARR”) surpassed $200 million.

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we provide investors with certain non-GAAP financial measures and customer metrics, including, but not limited to, non-GAAP operating income and ARR. For a full reconciliation for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP, please see our 2021 Annual Report on Form 10-K filed with the SEC on February 23, 2022.

Highlights of 2021 Executive Compensation Programs

Consistent with our performance and compensation objectives for 2021, our Compensation Committee took the following key actions relating to the compensation of our named executive officers for such year:

●

2021 Short-Term Incentive Compensation Plan Payouts (the “2021 Short-Term Incentive Plan”). Our Compensation Committee adopted the 2021 Short-Term Incentive Plan that consisted of corporate performance measures and targets for all NEOs based on Company revenue and non-GAAP operating income. In 2021, this plan functioned as intended, with NEOs driving Company performance above the target levels for the plan performance measures, which led to above target payouts for our NEOs. More details on these bonuses can be found below in the section titled “2021 Short-Term Incentive Plan Bonuses.”

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●

2021 Base Salary. In 2021, the Compensation Committee approved annual base salary increases ranging from 0% to 7.4% for certain named executive officers to align their compensation more closely with our compensation peer group and broad-based compensation surveys, and to reward increased responsibility. More details on these salary increases can be found below in the section titled “2021 Base Salaries.”

●

2021 Long-Term Equity Incentives. We believe that it’s important to retain talented named executive officers in a highly competitive market, to link a significant portion of our named executive officers’ compensation to Restricted Stock Units (“RSUs”) to incentivize share price growth and to strengthen alignment between management and stockholders. As such, in 2021 our Compensation Committee granted our NEOs RSU awards as part of our long-term equity incentive program (“LTI Program”) under the Sprout Social, Inc. 2019 Incentive Award Plan (the “2019 Equity Incentive Plan”) with our standard vesting schedule. More details on these awards can be found below in the section titled “2021 Long-Term Equity Incentives.”

●

Milestone Award Earned in 2021. Mr. Barretto played an integral role in driving the Company’s achievement of surpassing $200 million in ARR in 2021 (the “$200M ARR Milestone”). As a result, Mr. Barretto received a grant of 120,000 RSUs, which will vest over four years following the grant date. More details on this award can be found below under the heading “Barretto Milestone Equity Incentives” and following the 2021 Summary Compensation Table under the heading “Employment Agreements.”

Our Executive Compensation Philosophy

Our executive compensation strategy is designed to attract and retain high-performing individuals, accelerate our growth and increase stockholder value by aligning pay with performance. Over the last three years, our CEO and our board of directors have been in the process of transforming Sprout Social from a private company into a publicly traded company poised for scale, led by a diverse, experienced, and talented senior management team with a strong corporate governance structure. To support such a transformation, our executive compensation programs and pay practices have been tailored to attract, retain and incentivize talented leaders uniquely suited to help us achieve our goals.

Our compensation philosophy emphasizes a strong correlation between executive pay and our financial performance, and we have structured our executive compensation programs accordingly. Our Compensation Committee is responsible for designing and overseeing the compensation programs for our named executive officers and reports to our board of directors on its discussions, decisions and other actions. The primary goals of our executive compensation programs are to:

●

Align Talent Retention Goals with Sound Compensation Programs. In light of the highly competitive market for talent, our Compensation Committee designs our compensation programs for our named executive officers to attract and retain highly qualified individuals.

●

Align Pay with Performance. The Compensation Committee designed a bonus program for our named executive officers, the 2021 Short-Term Incentive Plan, under which quarterly cash payouts are directly tied to achieving ambitious yet achievable corporate financial performance goals.

●

Align Executive Compensation with Long-Term Stockholder Interests. We delivered a significant portion of our executive compensation in the form of long-term equity awards pursuant to our LTI Program to emphasize the importance of achieving our long-term strategic objectives, promote alignment with stockholder interests and encourage our named executive officers to remain with us for the long-term.

●

Responsibly Manage Costs and Mitigate Risk. Our compensation programs are designed to incentivize prudent management of our operating expenses and increase our operating efficiency while driving financial performance for accelerated growth without encouraging excessive risk-taking.

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Fiscal 2021 Executive Compensation Policies and Practices

Our executive compensation policies and practices reinforce our pay-for-performance philosophy and align with sound governance principles. The Compensation Committee regularly reviews best practices in executive compensation. The highlights of our compensation policies and practices for 2021 are listed below:

What We Do
Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors who establish our compensation policies and practices.

Retain an Independent Compensation Advisor. The Compensation Committee has engaged its own compensation consultant to provide information, analysis, and other advice on compensation independent of management. This consultant performed no additional consulting or other services for us in fiscal year 2021.

Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and approval of our compensation peer group used for comparative purposes.

Compensation At-Risk. Our executive compensation programs are designed so that a significant portion of our NEO’s compensation is “at risk” to align the interests of our NEOs and stockholders.

What We Don’t Do

No Golden Parachute Excise Tax Payments. We do not provide any contracts or agreements guaranteeing future excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

No Tax Payments. We do not provide our NEOs with tax reimbursement payments also known as “gross-ups.”

No “Single Trigger” for Cash Bonus or Equity. We do not provide our NEOs with an acceleration of their Short-Term Incentive Plan cash bonus or equity awards unless there is a change in control of the Company and an accompanying qualifying termination.

No Guaranteed Short-Term Incentives. We do not provide guaranteed cash bonuses to our NEOs.

Say-on-Pay and Say-on-Frequency Advisory Stockholder Votes on Executive Compensation

In 2021, we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and previously were not required to hold stockholder advisory votes on say-on-pay or say-on-frequency. As of December 31, 2021, we are no longer an “emerging growth company,” and at the Annual Meeting to which this proxy statement

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relates, we will be conducting our first advisory votes on both say-on-pay and say-on-frequency. More details on each of these proposals, including our board of directors voting recommendation, can be found later this proxy statement in the sections titled “Proposal no. 3: Advisory Vote to Approve the Compensation of our Named Executive Officers” and Proposal no. 4: Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of our Named Executive Officers.” Although these are non-binding advisory votes, we value the opinions of our stockholders, and our board of directors and our Compensation Committee will consider the outcome of the say-on-pay vote and the related say-on-frequency vote, in addition to other relevant stockholder feedback that may be received throughout the year, when making compensation decisions for our named executive officers. For more information on the say-on-pay and say-on-frequency votes, please review the proposals set forth earlier in this proxy statement.

Process for Setting Executive Compensation

Role of the Compensation Committee

Our Compensation Committee acts on behalf of the board of directors in overseeing our compensation structure, programs, policies, and practices generally, including the compensation of our executive officers. Our Compensation Committee meets several times each year to review our executive compensation programs, assess the Company’s compensation risk profile, establish the compensation peer group, establish the Company performance measures used to set the bonus opportunities for the year, and review the total compensation structure for our executive officers in order to ensure alignment with our compensation philosophy.

Our Compensation Committee has responsibility for establishing our compensation philosophy and objectives; determining the structure, components and other elements of our compensatory programs, including the mix of various elements; and reviewing and approving the compensation of our named executive officers and the risk to the Company resulting from our compensation policies and practices. Our Compensation Committee has the authority to retain, and has retained, an independent compensation consultant to provide support to our Compensation Committee in its review and oversight of our executive compensation programs. Our Compensation Committee reviews the base salary levels, short-term annual bonus opportunities, and long-term equity incentive opportunities of our named executive officers, at the beginning of each year, or more frequently as warranted.

In making decisions about the compensation of our named executive officers, the members of our Compensation Committee take a holistic approach that considers a number of factors, including:

●	our executive compensation programs objectives;
●	our performance against the financial, operational, and/or strategic objectives established by our Compensation Committee and board of directors;
●	each individual named executive officer’s knowledge, skills, experience, qualifications, and tenure;
●

the scope of each named executive officer’s role and responsibilities compared to other similarly-situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;

●

the performance of each individual named executive officer, based on a subjective assessment of the named executive officer’s contributions to our overall performance, ability to lead the respective business unit or function, and work as part of a team;

●	the highly competitive nature of the technology executive labor market;
●	the cost of replacing an executive officer;
●	the potential of each individual named executive officer to contribute to our long-term financial, operational, and strategic objectives;
●	our CEO’s compensation relative to that of our other named executive officers;
●	our revenue and revenue growth rate, market capitalization and overall performance relative to that of our peers;
●

the compensation practices of our compensation peer group and the positioning of each named executive officers’ compensation in a ranking of compensation levels based on an analysis of competitive market data; and

●	the recommendations of our CEO with respect to the compensation of our other named executive officers.

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These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each named executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

Our Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation recommendations. The members of our Compensation Committee consider all of this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each named executive officer, and business judgment in making their decision.

Our Compensation Committee also considers the potential risks in our business when designing and administering our executive compensation programs, and we believe our balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk.

Role of our Chief Executive Officer

Our Compensation Committee works with members of our management, including our Chief Executive Officer, who provide management perspective on compensation matters and information on corporate and individual performance. Our Chief Executive Officer makes compensation recommendations to our Compensation Committee for each of our executive officers with the exception of himself. Our Compensation Committee places a premium on the Chief Executive Officer’s performance evaluations of the other executive officers due to his direct knowledge of their work, contributions, leadership, and alignment with our corporate values. Our Chief Executive Officer does not participate in decisions involving his own compensation.

Role of Compensation Consultant

Our Compensation Committee has retained the services of Compensia, Inc. (“Compensia”), a nationally recognized compensation consulting firm, to serve as its independent compensation consultant. The Compensation Committee has assessed, and periodically confirms, the necessary criteria and has determined that the engagement of Compensia does not raise any conflicts of interest or other similar concerns. Compensia reports directly to our Compensation Committee and does not provide any non-compensation related services to the Company. Compensia does not make specific compensation-related recommendations, although it does use competitive market data to provide compensation ranges, taking into consideration the Company’s compensation peer group and compensation philosophy, for our Compensation Committee to consider. Compensia attends certain Compensation Committee meetings, executive sessions, and preparatory meetings with the committee chair and certain members of the Company’s management team, as requested by our Compensation Committee. Compensia also advises our Compensation Committee on public disclosures relating to our executive compensation programs and assists the Compensation Committee in assessing risks under our compensation programs.

Compensation Peer Group

As part of its annual compensation review, our Compensation Committee compares our executive compensation against the competitive market, based on a curated group of peer companies as well as data from selected broad-based compensation surveys. This data provides valuable market insight with respect to current executive compensation policies and practices. Our Compensation Committee, in consultation with Compensia, evaluates how our pay practices and our named executive officers’ target total direct compensation compare to the competitive market.

To develop the 2021 compensation peer group, our Compensation Committee considered companies that are in the technology industry and that are similar to us in terms of revenue and revenue growth, market capitalization and tenure as a public company.

Specifically, in developing our compensation peer group our Compensation Committee considered companies in a similar industry and competitive market for talent, including companies that:

●	Are publicly traded companies headquartered in the U.S.;
●	have revenue 0.5x - 2.5x our annual revenue;

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●	have a market capitalization 0.25x - 4.0x our market capitalization;
●	have gone through an initial public offering during the last five years; and
●	have greater than 10% revenue growth.

Based on the consideration of companies that met some or all of these criteria, our Compensation Committee approved the following 2021 compensation peer group:

Peer Group

AppFolio, Inc.	HubSpot, Inc.	SPS Commerce, Inc.

Appian, Inc.	Jamf Holding, Inc.	Sumo Logic, Inc.

Bill.com Holdings, Inc.	nCino, Inc.	SVMK, Inc.

BlackLine, Inc.	PagerDuty, Inc.	Yext, Inc.

Everbridge, Inc.	Pluralsight, Inc.	Zendesk, Inc.

Five9, Inc.	Smartsheet, Inc.

Elements of our Executive Compensation Programs

We compensate our named executive officers primarily through a mix of base salaries, cash bonuses through our 2021 Short-Term Incentive Plan, and long-term equity incentives pursuant to our LTI Program. These elements of compensation are summarized below:

Compensation Element	Characteristics	Process to Determine Compensation	Relationship to Compensation Strategy

Base Salary	Fixed, retention focused

In determining base salaries, our Compensation Committee considers:

●   competitive market information for comparable positions in our compensation peer group and broad-based compensation surveys;

●   potential impact of the role and its criticality at our stage of growth;

●   related experience and the relevance of the role within the organizations;

●   overall ability to influence our financial performance and the strategic impact of the role; and

●   the ease and difficulty of replacing the incumbent in a highly competitive labor market.

Attract and retain talented executives through competitive pay.

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Compensation Element	Characteristics	Process to Determine Compensation	Relationship to Compensation Strategy

Short-Term Cash Incentives	At-risk, variable, performance based

Our Compensation Committee determines short-term incentive cash bonuses by evaluating performance against pre-established company-wide goals. The bonus payouts are variable and paid in cash with our Compensation Committee retaining discretion to increase or decrease the payouts.

Incentivize our named executives to achieve short-term profitability goals and revenue growth.

Long-Term Equity Incentives (RSUs, Milestone RSUs)	At-risk, variable, retention-focused, and stockholder alignment focused

Our Compensation Committee determines long-term equity incentive awards for each named executive officer after taking into consideration a compensation analysis performed by Compensia with peer group and broad based compensation survey data, recommendations of our CEO (except with respect to his own awards) and the amount of equity compensation held by the named executive officer (including the current economic value of his or her unvested equity and the ability of these unvested holdings to satisfy our retention objectives) among other factors.

Mr. Barretto participates in a special, milestone-based equity incentive program tailored to his position, which is intended specifically to drive the Company’s ARR growth.

Encourage high performance, align the interests of our executives with those of our stockholders, and retain our executives for significant periods of time.

2021 Target Pay Mix for our Named Executive Officers

Our Compensation Committee believes that the characteristics of each form of executive compensation are a key driver in determining the allocation of a named executive officer’s target total direct compensation. While, for all named executive officers, the largest portion of their compensation is long-term equity incentives, the differences in the scope of each named executive officer’s responsibility is the key driver of variations in their compensation mix. The following charts represent the 2021 mix of compensation for our named executive officers, not including any employee or personal benefits. The equity compensation amounts shown in the charts below represents the accounting cost of RSU awards, not compensation paid to or realized by our named executive officers.

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These charts illustrate that a super majority of 2021 NEO compensation is variable and at-risk, and performance-based. Variable and at-risk and performance-based compensation represented 92.1%, 98.0%, and 75.4% respectively, of Mr. Howard’s, Mr. Barretto’s, and all other NEO’s compensation in 2021.

2021 Base Salaries

Base salaries represent the fixed annual cash amounts paid to our named executive officers and are an important element of compensation intended to attract and retain high-performing individuals. Our Compensation Committee reviews our named executive officers’ base salaries annually, but we also may adjust them during the year to reflect significant changes in the scope of a named executive officer’s responsibilities or market conditions. As the result of such review, our Compensation Committee approved the following adjustments to the base salaries of our named executive officers during 2021:

Named Executive Officer	Fiscal 2020 Base Salary ($)	Fiscal 2021 Base Salary ($)	Percentage Adjustment

Justyn Howard	428,000	428,000	0%

Ryan Barretto	350,000	375,000	7.14%

Joseph Del Preto	355,000	355,000	0%

Jamie Gilpin	270,000	290,000	7.41%

Aaron Rankin	300,000	310,000	3.33%

The Compensation Committee’s primary reasoning for these salary raises was to bring our NEO salary practices closer in line with our compensation peer group and broad-based compensation surveys, to encourage retention in a highly competitive market, and to reward certain NEOs for an increase in responsibility.

2021 Short-Term Incentive Plan Bonuses

For 2021, our Compensation Committee adopted a cash-based performance plan referred to as our 2021 Short-Term Incentive Plan. To the extent earned, these bonuses are paid quarterly following certification of the performance goal achievement for each quarter. The target annual bonus opportunity for each NEO is calculated by multiplying their respective base salaries by a bonus opportunity and is described in the tables below. The Compensation Committee retains the discretion to increase or decrease payouts under this plan.

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The quarterly bonus is based on the Company’s achievement of two performance metrics: revenue and non-GAAP operating income, weighted at 70% and 30%, respectively, of the total target annual bonus opportunity. Our Compensation Committee believes revenue and non-GAAP operating income were the most appropriate performance measures to use in determining cash bonus payouts because, in its view, they were the best indicators of successful execution of our annual operating plan. In addition, our Compensation Committee believes the respective weighting of these metrics is appropriate as the Company’s strategic plan is still heavily focused on growth, with an increasing focus on profitability.

The targets and payouts for these metrics are established based on the Company’s performance relative to the guidance it provides to the market for the particular quarter and are set forth in the table below. For example, if the Company’s revenue performance was between the mid-point to the high-end of the revenue guidance range the Company provided to the market and the non-GAAP operating income performance was 102% of the high-end of the non-GAAP operating income guidance range the Company provided to the market, the revenue payout would be at 80% or 56% of the total bonus opportunity, and the non-GAAP operating income payout would be 90%, or 27% of the total bonus opportunity, for a total achievement of 83% of each named executive officer’s target annual bonus opportunity.

Revenue Target (70% of target annual incentive bonus opportunity)		Non-GAAP Operating Income Target (30% of target annual incentive bonus opportunity)
Level of Target Met Relative to Guidance Provided to the Market	Percentage of Revenue Target Bonus Paid	Level of Target Met Relative to Guidance Provided to the Market	Percentage of Non-GAAP Operating Income Bonus Paid

Below guidance range	No payout	Below guidance range	No payout

Low-end to mid-point of guidance range	50%	Low-end to mid-point of guidance range	50%

Mid-point to high-end of guidance range (100%)	80%	Mid-point to high-end of guidance range (100%)	80%

100.1% - 101.9%	90%	100% - 104.9%	90%

102% - 102.9%	100%	105% - 109.9%	100%

103% - 103.9%	110%	110% - 114.9%	105%

104% - 104.9%	120%	115% - 119.9%	110%

105% - 105.9%	125%	120% - 124.9%	115%

106% - 106.9%	130%	125% - 129.9%	120%

107% - 107.9%	135%	130% - 134.9%	125%

108% - 108.9%	140%	135% - 139.9%	130%

109% - 109.9%	145%	140% - 144.9%	135%

110% or Greater	150%	145% or Greater	150%

For purposes of the 2021 Short-Term Incentive Plan, we define “Revenue” as the GAAP measure used by the Company and as stated in our financial statements and “non-GAAP operating income (loss)” as GAAP loss from operations, excluding stock-based compensation expense.

In 2021, overall quarterly bonus payouts under our 2021 Short-Term Incentive Plan exceeded 100% of their target amount because Company performance exceeded performance target levels. The following table describes the relationship between the Company’s performance in 2021 exceeding target levels and the resulting payout for our NEOs under our 2021 Short-Term Incentive Plan. As the high end of guidance provided for non-GAAP operating income (loss) in each quarter in 2021 was a loss,

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actual Company quarterly performance resulting in either a non-GAAP operating loss smaller than our high end guidance for non-GAAP operating income resulted in performance above target.

Amounts are in the thousands of dollars
	Performance Metric	High-end of Guidance Provided to the Market (Target)	Actual Company Performance	Level of High-end Guidance Met	Percentage of Performance Metric Bonus Paid

First Quarter

	Revenue	$39,700	$40,818	102.8%	100%

	Non-GAAP Operating Income (Loss)	$(5,000)	$(2,310)	153.8%	150%

	Overall				115%

Second Quarter

	Revenue	$43,100	$44,685	103.7%	110%

	Non-GAAP Operating Income (Loss)	$(5,000)	$132	202.6%	150%

	Overall				122%

Third Quarter

	Revenue	$47,400	$49,091	103.6%	110%

	Non-GAAP Operating Income (Loss)	$(3,900)	$(1,612)	158.7%	150%

	Overall				122%

Fourth Quarter

	Revenue	$51,300	$53,265	103.8%	110%

	Non-GAAP Operating Income (Loss)	$(3,500)	$(2,569)	126.6%	120%

	Overall				113%

The aggregate target bonus opportunity and aggregate payout for each NEO for 2021, based on the performance as set forth in the above table, are as follows:

Name	Aggregate Target Bonus Opportunity (% of Base Salary)	Aggregate Target Bonus ($)	Actual Aggregate Bonus Payment ($)

Justyn Howard	100%	428,000	505,040

Ryan Barretto	100%	375,000	442,501

Joseph Del Preto	60%	213,000	251,341

Jamie Gilpin	40%	116,000	136,880

Aaron Rankin	50%	155,000	182,901

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2021 Long-Term Equity Incentives

A significant portion of our named executive officers’ target total direct compensation is delivered in the form of long-term equity incentive awards pursuant to our LTI Program. We have historically used RSUs as our primary long-term equity incentive vehicle as they provide a strong retention incentive for our named executive officers and are less dilutive than stock options to our stockholders. We believe that linking a significant portion of our named executive officer’s compensation to RSUs incentivizes share price growth, strengthens alignment between management and stockholders, and serves as an important retention component. Further, as we continue to transition our executive compensation programs as a relatively new public company, we believe that time-based vesting is the appropriate means for earning these awards to incentivize our named executive officers to generate long-term value for our stockholders, and that our mix of performance-based cash bonuses and RSUs effectively drives performance and promotes stability and retention of our management team.

Annual RSU awards to our executive officers are typically approved in the first quarter of each year. However, there are occasions when awards are granted on other dates, for example with new hire grants and out-of-cycle promotion grants. All required approvals are obtained in advance of or on the actual grant date.

In determining the size of the annual RSU award for each NEO, our Compensation Committee primarily considers the practices of our compensation peers, the results of our broad-based compensation surveys, the responsibility and performance of the NEO, and the amount of equity compensation held by the named executive officer (including the current economic value of their unvested equity and the ability of these unvested holdings to satisfy our retention objectives).

The following vesting terms generally applied to the 2021 NEO RSU grants (the “Standard RSU Vesting Schedule”):

●

One-quarter of the units vest on the first anniversary of the vesting commencement date, and in approximately equal installments quarterly thereafter until the award is fully vested four years from the vesting commencement date;

●

our board of directors and Compensation Committee have discretion in setting the vesting commencement date. However, for administrative convenience, they generally set RSU vesting commencement dates to be on the first March 1st, June 1st, September 1st or December 1st following the grant date; and

●

the RSU awards are subject to the 2019 Equity Incentive Plan, the applicable RSU award agreement, and the named executive officer’s continued employment with us through each applicable vesting date, among other things.

Each unit that vests represents a contingent right to receive one share of our Class A common stock.

The number of RSUs granted to our NEOs in 2021 is set forth in the table below. For additional information, please review the “2021 Summary Compensation Table” and the “2021 Grants of Plan-Based Awards” tables found later in this proxy statement.

Named Executive Officer	Restricted Stock Units (#)

Justyn Howard	59,070

Ryan Barretto	60,000*

Joseph Del Preto	14,767

Jamie Gilpin	6,891

Aaron Rankin	9,845

* During 2021 Mr. Barretto was entitled to receive a fixed number of RSUs equal to 60,000. This amount does not include 120,000 milestone RSUs granted to Mr. Barretto in 2021, as described below.

Barretto Milestone Equity Incentives

In connection with his promotion to President in 2020, and in consideration of his responsibility for driving the Company’s financial performance, our Compensation Committee provided Mr. Barretto with a special, performance-based, long-term incentive equity

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award opportunity (the “$200M ARR Milestone Grant”). Mr. Barretto was eligible to receive the “$200M ARR Milestone Grant, consisting of 120,000 RSUs, as soon as reasonably practicable following the first calendar month during which (a) he was continuously employed by the Company for the entirety of such month, and (b) the Company’s Annual Run Rate (defined below) with respect to such month equaled at least $200 million, or the $200M ARR Target. “Annual Run Rate” means the product of (A) 12, and (B) the Company’s recurring subscription revenues accrued during any given calendar month, as measured at the Company’s reasonable discretion in accordance with its past practices and excluding any subscription revenue exclusively attributed to an acquisition made by the Company prior to the achievement of the $200M ARR Target. In selecting the $200M ARR Target as the performance goal underlying the $200M ARR Milestone Grant, our Compensation Committee considered that based on his new role with the Company, Mr. Barretto was in a unique position to exert influence over and enhance the Company’s Annual Run Rate performance.

Our Compensation Committee determined that the $200M ARR Target was achieved as of September 30, 2021, and as a result, the $200M ARR Milestone Grant was awarded to Mr. Barretto on October 4, 2021, pursuant to the 2019 Equity Incentive Plan. 25% of the grant will vest on September 1, 2022, with the remaining portion vesting in 12 equal quarterly installments beginning on December 1, 2022, in each case, generally subject to Mr. Barretto’s continued employment.

In view of Mr. Barretto’s receipt of the $200M ARR Milestone Grant on October 4, 2021, our Compensation Committee determined to provide Mr. Barretto with a new milestone award opportunity consisting of 120,000 RSUs and based on the Company’s Annual Run Rate reaching at least $300 million (the “$300M ARR Milestone Grant”). Mr. Barretto will be eligible to receive the $300M ARR Milestone Grant of 120,000 RSUs as soon as reasonably practicable following the first calendar month during which (a) he is continuously employed by the Company for the entirety of such month, and (b) the Company’s Annual Run Rate with respect to such month equals at least $300 million (the “$300M ARR Target”). Once awarded pursuant to the 2019 Equity Incentive Plan, the $300M ARR Milestone Grant will vest according to our Standard RSU Vesting Schedule with a vesting commencement date to be determined.

Perquisites; Health and Welfare Benefits

We provide limited perquisites and personal benefits to our named executive officers, as described below. We believe these perquisites and personal benefits are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Our named executive officers are eligible to participate in a broad range of health and welfare benefit programs in the same manner as our non-executive employees, including our 401(k) retirement savings plan, health insurance, dental insurance, short-term disability and life insurance plans. We match 50% of the contributions made by our employees to our 401(k) retirement savings plan up to 6%, with an annual per-employee contribution cap of $4,500, with such matching contributions subject to four-year annual vesting commencing on the employee’s date of hire.

In 2021, we paid $170,000 in filing fees and $11,422 in legal fees relating to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (“HSR”) filings for Mr. Howard. The filing and the associated filing fee were triggered under the HSR regulations as a result of Mr. Howard’s then-current and anticipated future total holdings of Company stock exceeding a specified statutory threshold. The Compensation Committee determined it appropriate to pay these amounts because the HSR filing obligation resulted from equity awards granted to Mr. Howard under the Company’s compensation program and the price appreciation in Company’s stock acquired by Mr. Howard over a period of time during which he made substantial contributions toward such appreciation.

Severance and Change in Control Benefits

We are party to employment agreements with our NEOs that provide for specified payments and benefits in the event of certain qualifying terminations of employment, including a qualifying termination of employment in connection with a change in control of the Company (“Post Employment Compensation Provisions”). We believe that having in place reasonable and competitive Post-Employment Compensation Provisions is essential to attracting and retaining highly qualified executives. We believe our Post-Employment Compensation Provisions also align the interests of our named executive officers and our stockholders when considering our long-term future. The primary purpose of these arrangements in the case of a change in control of the Company

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is to keep our most senior executive officers focused on pursuing all corporate transaction activity in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing named executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits. Our equity compensation and cash bonus compensation are “double trigger” arrangements. This means we do not provide our NEOs with an acceleration of their Short-Term Incentive Plan cash bonuses or equity awards unless there is a Change in Control of the Company, as defined below, and an accompanying Qualifying Termination, as defined in the 2019 Equity Incentive Plan. For detailed descriptions of the Post-Employment Compensation Provisions we maintained with our named executive officers during 2021, as well as an estimate of the potential payments and benefits that they would have been eligible to receive if a hypothetical change in control or other trigger event had occurred on December 31, 2021, see “Employment Agreements” and “Potential Payments Upon Termination or Change-in-Control” below.

Other Compensation Policies and Practices

Hedging Prohibition

Our board of directors has adopted an insider trading compliance policy that prohibits our employees, including officers, and the non-employee members of our board of directors from engaging in certain hedging transactions involving our equity securities. The policy provides as follows:

“Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an officer, director or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the officer, director or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the officer, director or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, such transactions involving the Company’s equity securities are prohibited by this Policy.”

Tax and Accounting Considerations

Deductibility of Executive Compensation

One of the factors our Compensation Committee considers when determining executive compensation is the anticipated tax treatment to the Company and to the named executive officers of the various payments and benefits. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally provides that a publicly held company may not deduct compensation paid to certain covered executive officers to the extent that such compensation exceeds $1,000,000 per executive officer in any year. While our Compensation Committee generally considers this limit when determining compensation, there are instances in which our Compensation Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that our named executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its stockholders.

Accounting for Stock-Based Compensation

In addition to analyzing the tax considerations, our Compensation Committee also reviews the accounting considerations of its compensation decisions in determining the size and form of different equity-based awards. This includes reviewing the impact of expense being recognized in connection with equity-based awards.

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“Topic 718”) for our share-based compensation awards. Topic 718 requires us to measure the compensation expense for all share-based awards made as payment to our employees and the members of our board of directors, based on the grant date “fair value” of these awards. This calculation is made for accounting purposes and the calculations are reported in the executive compensation tables required under federal securities laws, even though the recipient of the awards may never realize any value from their awards. Topic 718 also requires us to recognize the compensation expense of our share-based awards in the statements of operations over the period that an employee or director is required to render service in exchange for the award.

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Compensation and Risk

Our Compensation Committee strives to provide strong incentives to our named executive officers for the long-term, while avoiding excessive risk-taking in the short-term. We have used Compensia, an independent third party, to advise our Compensation Committee on matters related to the compensation of the non-employee members of our board of directors and executive officers. Our Compensation Committee believes that the design of our compensation programs and the level of oversight is sufficient to mitigate potential risks associated with our current policies and practices. In its review of the Company’s compensation program, policies and practices in 2021, our Compensation Committee concluded that our compensation plans are not reasonably likely to have a material adverse effect on the Company.

2022 Pay Actions

As of April 1, 2022, the Company has not made any significant changes to its 2021 NEO compensation programs. In February 2022, the Compensation Committee took the following actions.

2022 Base Salaries

In light of our continued efforts to align NEO salaries more closely with our compensation peer group and broad-based compensation surveys, the Compensation Committee approved the salary increases set forth in the table below.

Named Executive Officer	Fiscal 2021 Base Salary ($)	Fiscal 2022 Base Salary ($)	Percentage Adjustment

Justyn Howard	428,000	460,000	7.48%

Ryan Barretto	375,000	400,000	6.67%

Joseph Del Preto	355,000	390,000	9.86%

Jamie Gilpin	290,000	330,000	13.79%

Aaron Rankin	310,000	325,000	4.84%

2022 Long-Term Equity Incentives

Consistent with our 2021 long-term equity incentive compensation practices for NEOs and to further encourage high performance, align the interests of our executives with those of our stockholders, and retain our executives for significant periods of time, the Compensation Committee approved RSU grants for our NEOs with our Standard Vesting Schedule. The number of RSUs granted to our NEOs on February 18, 2022, is set forth in the table below.

Named Executive Officer	Restricted Stock Units (#)

Justyn Howard	98,463

Ryan Barretto	60,000*

Joseph Del Preto	35,059

Jamie Gilpin	10,443

Aaron Rankin	16,411

* In 2022, Mr. Barretto was entitled to receive a fixed number of RSUs equal to 60,000.

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Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Members of the Compensation Committee:

Raina Moskowitz (Chair)

Steven Collins

Thomas Stanley

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2021 SUMMARY COMPENSATION TABLE

Our Summary Compensation Table below shows the total compensation paid to or earned by each of our NEOs with respect to 2021, 2020 and 2019.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)
Justyn Howard, Chairman of the Board of Directors and Chief Executive Officer	2021	428,000	-	4,499,953	505,040	181,422	5,614,415
	2020	428,000	-	2,699,994	347,483	5,295	3,480,772
	2019	316,000	107,000	11,399,107	21,400	5,295	11,848,802
Ryan Barretto, President	2021	375,000	-	17,978,400	442,501	4,500	18,800,401
	2020	350,000	-	13,926,900	379,421	4,500	14,660,821
	2019	350,000	-	-	270,078	4,500	624,578
Joe Del Preto, Chief Financial Officer and Treasurer	2021	355,000	-	1,124,950	251,341	4,500	1,735,791
	2020	355,000	-	675,004	115,287	4,500	1,149,791
	2019	306,875	40,000	749,000	-	4,500	1,100,375
Jamie Gilpin, Chief Marketing Officer	2021	290,000	-	524,956	136,880	4,500	956,336
Aaron Rankin, Chief Technology Officer	2021	310,000	-	749,992	182,901	4,500	1,247,393

(1)	Amounts reflect actual base salary paid to our NEOs each for work performed that year.
(2)	Amount reflects discretionary bonuses paid to each named executive officer each year.
(3)

This column does not represent amounts paid to or realized by our NEOs. This column reflects the accounting cost for these awards. These amounts are the full grant date fair value of RSU awards computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs in this column are set forth in Note 9 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(4)

Amount reported in this column for 2021 for Mr. Barretto includes the grant date fair value as computed in accordance with ASC Topic 718 of the following RSU awards: (i) an annual grant of RSUs made in 2021; and (ii) a conditional grant of RSUs that may be earned upon the Company’s achievement of the $300M ARR Target (as defined below) and further subject to time-based vesting over four years after the milestone is achieved, each award as further described below under the heading “Outstanding Equity Awards as of December 31, 2021.” The assumptions used in calculating the grant date fair value of these RSUs are set forth in Note 9 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(5)

Amounts reported in this column for 2021 represent the amounts earned under the Company’s 2021 Short-Term Incentive Plan, as described above in the Compensation Discussion and Analysis under the heading “Elements of our Executive Compensation Programs—2021 Short-Term Incentive Plan Bonuses.”

(6)

Amounts for Mr. Barretto, Mr. Del Preto, Ms. Gilpin, and Mr. Rankin reflect matching contributions by the Company to each NEO’s 401(k) plan account. Amount reported in this column for 2021 for Mr. Howard represents an HSR filing fee and associated legal costs, which were paid by the Company on behalf of Mr. Howard.

Employment Agreements

The Company has entered into amended and restated employment agreements with our named executive officers, the principal terms of which are summarized below. Each named executive officer is also entitled to receive certain severance payments and benefits pursuant to these employment agreements, as described below under the heading “Potential Payments Upon Termination or Change in Control.”

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Justyn Howard

On November 29, 2019, we entered into an amended and restated employment agreement with Mr. Howard (the “Howard Employment Agreement”), providing for his current position as Chief Executive Officer of the Company. The Howard Employment Agreement provides for an initial two-year term and automatically renews for successive one-year periods absent 45 days’ notice of non-renewal from either party. Under the Howard Employment Agreement, non-extension of the term by the Company constitutes a severance-eligible termination of employment. The Howard Employment Agreement provides that Mr. Howard is entitled to a base salary of $428,000 per year, as well as an annual performance-based bonus with a target opportunity of 75% of his base salary. Effective February 17, 2021, Mr. Howard became eligible to earn a performance-based bonus with a target opportunity of 100% of his base salary in the aggregate for the year. Effective February 18, 2022, Mr. Howard’s base salary increased to $460,0000.

Ryan Barretto

On November 29, 2019, we entered into an amended and restated employment agreement with Mr. Barretto (the “Barretto Employment Agreement”), providing for his position as Senior Vice President, Global Sales of the Company. The Barretto Employment Agreement provides for an initial two-year term and automatically renews for successive one-year periods absent 45 days’ prior notice of non-renewal from either party. Under the Barretto Employment Agreement, a non-extension of the term by the Company constitutes a severance-eligible termination of employment. The Barretto Employment Agreement provides that Mr. Barretto is entitled to a base salary of $350,000 per year, as well as a performance-based bonus targeted at 100% of his base salary. Effective February 17, 2021, Mr. Barretto’s base salary was increased to $375,000. Effective February 18, 2022, Mr. Barretto’s base salary increased to $400,000.

On December 28, 2020, we further amended the Barretto Employment Agreement in connection with Mr. Barretto’s promotion to the role of President of the Company. At that time, Mr. Barretto received a grant of 120,000 RSUs under our 2019 Equity Incentive Plan, which will vest over four years with 25% of the RSUs subject to the award having vested on December 1, 2021 and the remaining 75% vesting in equal quarterly installments beginning on March 1, 2022, subject to acceleration upon certain terminations of employment following a Change in Control (as defined in the 2019 Equity Incentive Plan), as described below under the heading “Potential Payments Upon Termination or Change in Control.” In connection with his promotion to President, our Compensation Committee also provided Mr. Barretto with a special, performance-based, long-term incentive equity award opportunity consisting of 120,000 RSUs, subject to the Company’s satisfaction of the $200M ARR Target. The performance milestone applicable to the $200M ARR Milestone Grant was achieved as of September 30, 2021, and Mr. Barretto was awarded the RSUs on October 4, 2021. 25% of the grant will vest on September 1, 2022, with the remaining portion vesting in 12 equal quarterly installments beginning on December 1, 2022, in each case, generally subject to Mr. Barretto’s continued employment.

In view of Mr. Barretto’s receipt of the $200M ARR Milestone Grant on October 4, 2021, our Compensation Committee determined to provide Mr. Barretto with a another special, performance-based, long-term incentive equity award opportunity, the $300M ARR Milestone Grant, which will be awarded subject to the Company’s Annual Run Rate reaching the $300M ARR Target, and we further amended the Barretto Employment Agreement to provide for this additional grant. While the performance milestone applicable to the $300M ARR Milestone Grant has not yet been satisfied and the grant has not yet been made to Mr. Barretto, for purposes of the Summary Compensation Table, the Company is required to include the entirety of the $300M ARR Milestone Grant in Mr. Barretto’s compensation for 2021 based on the accounting grant date fair value of the award. The $300M ARR Milestone Grant is subject to the same change in control provisions and employment restrictions in the Barreto Employment Agreement, as amended, and in the 2019 Equity Incentive Plan as the $200M ARR Grant.

For a more detailed description of the $200M ARR Milestone Grant, the $300M ARR Milestone Grant, and their Annual Run Rate performance milestones, see the Compensation Discussion and Analysis above under the heading “Elements of our Executive Compensation Programs— Barretto Milestone Equity Incentives.”

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Joe Del Preto

On February 20, 2020, we entered into an amended and restated employment agreement with Mr. Del Preto (the “Del Preto Employment Agreement”), providing for his position as Chief Financial Officer of the Company. The Del Preto Employment Agreement provides for an initial two-year term and automatically renews for successive one-year periods absent 45 days’ prior notice of non-renewal from either party. Under the Del Preto Employment Agreement, a non-extension of the term by the Company constitutes a severance-eligible termination of employment. The Del Preto Employment Agreement provides that Mr. Del Preto is entitled to a base salary of $355,000, as well as a performance-based bonus targeted at 30% of his base salary. Effective February 17, 2021, Mr. Del Preto is eligible to earn a performance-based bonus with a target opportunity of 60% of his base salary in the aggregate for the year. Effective February 18, 2022, Mr. Del Preto’s base salary increased to $390,000.

Jamie Gilpin

On November 29, 2019, we entered into an amended and restated employment agreement with Ms. Gilpin (the “Gilpin Employment Agreement”), providing for her position as Chief Marketing Officer of the Company. The Gilpin Employment Agreement provides for an initial two-year term and automatically renews for successive one-year periods absent 45 days’ prior notice of non-renewal from either party. Under the Gilpin Agreement, a non-extension of the term by the Company constitutes a severance-eligible termination of employment. The Gilpin Employment Agreement provides that Ms. Gilpin is entitled to a base salary of $270,000, as well as a performance-based bonus targeted at 30% of her base salary. Effective February 17, 2021, Ms. Gilpin’s base salary was increased to $290,000 and Ms. Gilpin became eligible to earn a performance-based bonus with a target opportunity of 40% of her base salary in the aggregate for the year. Effective February 18, 2022, Ms. Gilpin’s salary increased to $325,000.

Aaron Rankin

On January 1, 2016, we entered into an amended and restated employment agreement with Mr. Rankin, which was subsequently amended on February 20, 2020 (the “Rankin Employment Agreement”), providing for his position as Chief Technology Officer of the Company. The Rankin Employment Agreement provides for an initial two-year term and automatically renews for successive one-year periods absent 45 days’ prior notice of non-renewal from either party. Under the Rankin Employment Agreement, a non-extension of the term by the Company constitutes a severance-eligible termination of employment. The Rankin Employment Agreement provides that Mr. Rankin is entitled to a base salary of $300,000, as well as a performance-based bonus targeted at 30% of his base salary. Effective February 17, 2021, Mr. Rankin’s base salary increased to $310,000 and he became eligible to earn a performance-based bonus with a target opportunity of 50% of his base salary in the aggregate for the year. Effective February 18, 2022, Mr. Rankin’s salary base salary increased to $330,000.

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2021 GRANTS OF PLAN-BASED AWARDS

Our 2021 Grants of Plan-Based Awards Table below shows information relating to all plan-based awards granted to our NEOs during 2021 pursuant to our 2021 Short-Term Incentive Compensation Plan and our 2019 Equity Incentive Plan.

	Type of Award		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Justyn Howard	Short-Term Incentive Plan Bonus	N/A	214,000	428,000	642,000	-	-	-	-	-
	RSUs(3)	2/17/2021	-	-	-	-	-	-	59,070	4,499,953
Ryan Barretto	Short-Term Incentive Plan Bonus	N/A	187,500	375,000	562,500	-	-	-	-	-
	RSUs(3)	2/17/2021	-	-	-	-	-	-	60,000	4,570,800
	$300M ARR Milestone RSUs(4)	10/4/2021	-	-	-	-	120,000	-	-	13,407,600
Joe Del Preto	Short-Term Incentive Plan Bonus	N/A	106,500	213,000	319,500	-	-	-	-	-
	RSUs(3)	2/17/2021	-	-	-	-	-	-	14,767	1,124,950
Jamie Gilpin	Short-Term Incentive Plan Bonus	N/A	58,000	116,000	174,000	-	-	-	-	-
	RSUs(3)	2/17/2021	-	-	-	-	-	-	6,891	524,956
Aaron Rankin	Short-Term Incentive Plan Bonus	N/A	77,500	155,000	232,500	-	-	-	-	-
	RSUs(3)	2/17/2021	-	-	-	-	-	-	9,845	749,992

(1)

These amounts reflect the threshold, target, and maximum non-equity incentive cash bonus amounts for performance for the fiscal year ended December 31, 2021, as described above in the Compensation Discussion and Analysis under the heading “Elements of our Executive Compensation Programs—2021 Short-Term Incentive Plan Bonuses.” These amounts are not the same as the amounts received by our NEOs. Target bonuses were set as a percentage of each named executive officer’s base salary earned for the fiscal year ended December 31, 2021, and were 100% for Mr. Howard, 100% for Mr. Barretto, 60% for Mr. Del Preto, and 40% Ms. Gilpin, and 50% for Mr. Rankin.

(2)

This column does not represent amounts paid to or realized by our NEOs. This column reflects the accounting cost for these awards. These amounts are the full grant date fair value of RSU awards computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs in this column are set forth in Note 9 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(3)

The RSUs vest over four years with 25% of the RSUs vesting on the first anniversary of the vesting start date and the remaining 75% vesting in equal quarterly installments on each quarterly anniversary thereafter.

(4)

Represents a conditional grant of RSUs that may be earned upon the Company’s achievement of the $300M ARR Target and further subject to time-based vesting over four years after the milestone is achieved.

2021 Short-Term Incentive Plan Bonuses

A summary description of the Company’s 2021 Short-Term Incentive Plan is included in the Compensation Discussion and Analysis above under the heading “Elements of our Executive Compensation Programs—2021 Short-Term Incentive Plan Bonuses.”

2021 Long-Term Equity Incentives

Vesting terms for RSU awards are described in the Compensation Discussion and Analysis above under the heading “Elements of our Executive Compensation Programs—2021 Long-Term Equity Incentives.” For a description of the effect of a termination of employment on the vesting of RSUs, please see “Potential Payments Upon Termination or Change in Control.”

Barretto Milestone Equity Incentives

For a description of the milestone equity incentives awarded to Mr. Barretto, see the Compensation Discussion and Analysis above under the heading “Elements of our Executive Compensation Programs— Barretto Milestone Equity Incentives.”

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OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2021

The following table sets forth information regarding all unvested RSU units held by each of our named executive officers as of December 31, 2021.

The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to our named executive officers’ equity awards, see “Potential Payments Upon Termination or Change-in-Control” below.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(1)

Justyn Howard	2/19/2020(2)	82,639	7,494,531	-	-

	2/17/2021(3)	59,070	5,357,058	-	-

Ryan Barretto	7/21/2020(4)	56,250	5,101,313	-	-

	12/29/2020(5)	90,000	8,162,100	-	-

	12/29/2020(6)	120,000	10,882,800	-	-

	2/17/2021(3)	60,000	5,441,400	-	-

	10/04/2021(7)	-	-	120,000	10,882,800

Joe Del Preto	10/29/2019(8)	22,917	2,078,343	-	-

	2/19/2020(2)	18,594	1,686,290	-	-

	2/17/2021(3)	14,767	1,339,219	-	-

Jamie Gilpin	4/16/2018(9)	12,084	1,095,898	-	-

	2/19/2020(2)	8,677	786,917	-	-

	2/17/2021(3)	6,891	624,945	-	-

Aaron Rankin	2/19/2020(2)	12,396	1,124,193	-	-

	2/17/2021(3)	9,845	892,843	-	-

(1)	The amounts reported are based upon the closing sale price of our Class A common stock on December 31, 2021 of $90.69.
(2)

The RSUs vest over four years with 25% of the RSUs having vested on March 1, 2021 and the remaining 75% vesting in 12 equal quarterly installments beginning on June 1, 2021. The December 1, 2021 quarterly vesting of Mr. Howard’s February, 19, 2020 RSU grant was delayed until March 1, 2022 for HSR compliance purposes.

(3)	The RSUs vest over four years with 25% of the RSUs vesting on March 1, 2022 and the remaining 75% vesting in 12 quarterly installments beginning on June 1, 2022.
(4)	The RSUs vest over four years with 25% of the RSUs having vested on June 1, 2021 and the remaining 75% vesting in 12 equal quarterly installments beginning on September 1, 2021.

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(5)	The RSUs vest over four years with 25% of the RSUs having vested on December 1, 2021 and the remaining 75% vesting in 12 equal quarterly installments beginning on March 1, 2022.
(6)	The RSUs vest over four years with 25% if the RSUs vesting on September 1, 2022 and the remaining 75% vesting in 12 equal quarterly installments beginning on December 1, 2022.
(7)

These RSUs are subject to achievement of the $300M ARR Target and the award of the $300M ARR Milestone Grant, which will vest over four years with 25% of the RSUs vesting on the first anniversary of the vesting start date and the remaining 75% vesting in equal quarterly installments on each quarterly anniversary thereafter. The terms of this award, including the definition of $300M ARR Target, are further described above under the heading “2021 Summary Compensation Table—Employment Agreements—Ryan Barretto” and in the Compensation Discussion and Analysis under the heading “Elements of our Executive Compensation Programs— Barretto Milestone Equity Incentives.”

(8)	The RSUs vest over four years with 25% of the RSUs having vested on October 29, 2020 and the remaining 75% vesting in 36 equal monthly installments beginning on November 29, 2020.
(9)	The RSUs vest over four years with 25% of the RSUs having vested on April 16, 2019, and the remaining 75% vesting in 36 equal monthly installments beginning on May 16, 2019.

STOCK OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents, for each of our named executive officers, the number of shares of our common stock acquired upon the vesting and settlement of RSUs during 2021, and the aggregate value realized upon the vesting and settlement of RSUs. None of our executive officers held stock options in 2021.

	Stock Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Justyn Howard	-	-	49,584	3,982,504

Ryan Barretto	-	-	63,750	5,620,875

Joe Del Preto	-	-	66,962	5,039,746

Jamie Gilpin	-	-	46,020	3,968,192

Aaron Rankin	-	-	9,641	793,652

(1)

The aggregate value realized on vesting is determined by multiplying the number of RSUs that vested on each RSU vesting date in 2021 by the closing price of our Class A common stock on each of those vesting dates.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE OF CONTROL

The following table provides information regarding the estimated payments and benefits that would be provided in the event of a “Qualifying Termination,” which includes: (i) a termination by us of a NEO’s employment without “cause,” (ii) a resignation by the NEO from their employment for “good reason” (each, as defined in their respective employment agreements), or (iii) our election not to renew the term of the NEO’s employment agreement. The following table also provides information regarding the estimated payments and benefits that would be provided upon a Qualifying Termination that occurred following a “change in control” (as defined in each NEO’s employment agreement). These estimated payments and benefits are contingent upon the consummation of the change in control of the Company. The circumstances and details regarding Qualifying Terminations are described in greater detail following the table below. Payments and benefits are estimated assuming that the triggering event took place on December 31, 2021, and the price per share of our Class A common stock is the closing price on Nasdaq as of December 31, 2021 ($90.69). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event were to occur on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. The NEOs are not entitled to any benefits upon a termination for

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cause, a termination by death or disability, or a resignation without good reason, all of which are defined in each NEO’s employment agreement.

Named Executive Officer	Involuntary Termination Without Cause or Resignation for Good Reason Not in Change in Control Period(1) ($)	Involuntary Termination Without Cause or Resignation for Good Reason Within Change in Control Period(1) ($)

Justyn Howard

Severance Payment(2)	428,000(3)	1,070,000(4)

Value of Benefits(5)	29,258	43,887

Equity Acceleration(6)	-	12,851,589(7)

Total	457,258	13,965,476

Ryan Barretto

Severance Payment(2)	187,500(8)	750,000(9)

Value of Benefits(5)	14,629	29,258

Equity Acceleration(6)	-	40,470,413(10)

Total	202,129	41,249,671

Joseph Del Preto

Severance Payment(2)	177,500(11)	568,000(12)

Value of Benefits(5)	12,663	25,325

Equity Acceleration(6)	-	5,103,852(13)

Total	190,163	5,697,177

Jamie Gilpin

Severance Payment(2)	145,000(14)	406,000(15)

Value of Benefits(5)(16)	-	-

Equity Acceleration(6)	-	2,507,760(17)

Total	145,000	2,913,760

Aaron Rankin

Severance Payment(2)	310,000(18)	465,000(19)

Value of Benefits(5)	14,596	29,191

Equity Acceleration(6)	-	2,017,036(20)

Total	324,596	2,511,227

(1)	This includes the Company electing not to renew a NEO’s employment agreement as described above under “2021 Summary Compensation Table—Employment Agreements.”
(2)	The payment of severance is contingent upon the NEO’s timely execution and non-revocation of a general waiver and release of claims agreement in the Company’s customary form.

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(3)

Represents 12 months of Mr. Howard’s annual salary in effect on December 31, 2021. This amount would be paid in substantially equal installments over the 12 month period following the Qualifying Termination.

(4)

Represents (i) 18 months of Mr. Howard’s annual salary in effect on December 31, 2021, and (ii) Mr. Howard’s fiscal year 2021 Short-Term Incentive Plan bonus at target. This amount would be paid in substantially equal installments over an 18 month period following the Qualifying Termination.

(5)	The amounts in this row reflect the estimated value of future COBRA payments.
(6)

The amounts in this row reflect the value of accelerated vesting of RSUs and performance-based equity compensation. The value of accelerated vesting of RSUs was calculated by multiplying the number of shares subject to accelerated vesting under RSU grants by $90.69, which was the closing market price per share of our Class A common stock on December 31, 2021.

(7)	Represents the automatic accelerated vesting of 100% of Mr. Howard’s unvested RSUs as of December 31, 2021.
(8)

Represents six months of Mr. Barretto’s annual salary in effect on December 31, 2021. This amount would be paid in substantially equal installments over the six month period following the Qualifying Termination.

(9)

Represents: (i) 12 months of Mr. Barretto’s annual salary in effect on December 31, 2021, and (ii) Mr. Barretto’s fiscal year 2021 Short-Term Incentive Plan bonus at target. This amount would be paid in substantially equal installments over the 12 month period following the Qualifying Termination.

(10)

Represents: (i) the automatic accelerated vesting of 100% of Mr. Barretto’s unvested RSUs as of December 31, 2021; and (ii) the automatic vesting of the $300M ARR Milestone Grant assuming achievement of $300M ARR Target, as described above under the heading “2021 Summary Compensation Table—Employment Agreements—Ryan Barretto” and in the Compensation Discussion and Analysis under the heading “Elements of our Executive Compensation Programs— Barretto Milestone Equity Incentives.”

(11)

Represents six months of Mr. Del Preto’s annual salary in effect on December 31, 2021. This amount would be paid in substantially equal installments over the six month period following the Qualifying Termination.

(12)

Represents: (i) 12 months of Mr. Del Preto’s annual salary in effect on December 31, 2021, and (ii) Mr. Del Preto’s fiscal year 2021 Short-Term Incentive Plan bonus at target. This amount would be paid in substantially equal installments over the 12 month period following the Qualifying Termination.

(13)	Represents the automatic accelerated vesting of 100% of Mr. Del Preto’s unvested RSUs as of December 31, 2021.
(14)

Represents six months of Ms. Gilpin’s annual salary in effect on December 31, 2021. This amount would be paid in substantially equal installments over the six month period following the Qualifying Termination.

(15)

Represents: (i) 12 months of Ms. Gilpin’s annual salary in effect on December 31, 2021, and (ii) Ms. Gilpin’s fiscal year 2021 Short-Term Incentive Plan bonus at target. This amount would be paid in substantially equal installments over the 12 month period following the Qualifying Termination.

(16)	As of December 31, 2021, Ms. Gilpin was not eligible to receive COBRA benefits because she did not elect to receive health insurance through the Company.
(17)	Represents the automatic accelerated vesting of 100% of Ms. Gilpin’s unvested RSUs as of December 31, 2021.
(18)

Represents 12 months of Mr. Rankin’s annual salary in effect on December 31, 2021. This amount would be paid in substantially equal installments over the 12 month period following (i) the Company’s termination of Mr. Rankin without cause or (ii) the Company’s election not to renew the term of the Rankin Employment Agreement. In the event that Mr. Rankin resigns from his employment for good reason, as defined in the Rankin Employment Agreement, he would only be entitled to $155,000, which is equal to six months of Mr. Rankin’s annual salary in effect on December 31, 2021. This amount would be paid in substantially equal installments over the six month period following Mr. Rankin’s resignation from his employment for good reason.

(19)

Represents: (i) 12 months of Mr. Rankin’s annual salary in effect on December 31, 2021, and (ii) Mr. Rankin’s fiscal year 2021 Short-Term Incentive Plan bonus at target. This amount would be paid in substantially equal installments over the 12 month period following the Qualifying Termination.

(20)	Represents the automatic accelerated vesting of 100% of Mr. Rankin’s unvested RSUs as of December 31, 2021.

Termination without Cause or for Good Reason Without a Change in Control

Upon a Qualifying Termination, in each case, outside of the Change in Control Protection Period (as defined below), the NEO would be entitled to receive severance payments and benefits consisting of (i) cash severance, equal to 12 months of base salary for Mr. Howard and six months of base salary for Messrs. Barretto and Del Preto and Ms. Gilpin; and (ii) continued health benefits at the Company’s expense for up to 12 months, for Mr. Howard, or for up to six months, for Messrs. Barretto and Del Preto and Ms. Gilpin. Upon (i) termination by the Company without cause or (ii) the Company’s election not to renew the term of the Rankin Employment Agreement, in each case without a change in control of the Company, Mr. Rankin would be entitled to receive severance payments and benefits consisting of (i) cash severance equal to 12 months of base salary and (ii) continued health benefits at the Company’s expense for up to six months. Upon a resignation for good reason (as defined in the Rankin Employment Agreement), Mr. Rankin would be entitled to receive severance payments and benefits consisting of (i) cash severance equal to six months of base salary and (ii) continued health benefits at the Company’s expense for up to six months. The receipt of such severance payments and benefits is subject to the NEO’s execution and non-revocation of a release of claims in our favor and continued compliance with post-termination non-competition and non-solicitation of customers and employees covenants, lasting two years post-termination for Mr. Howard and one year post-termination for Messrs. Barretto, Del Preto and Rankin and Ms. Gilpin.

Termination without Cause or for Good Reason Following a Change in Control

Upon our termination of a NEO’s employment without cause or for a good reason, or the Company’s election not to renew the term of the NEO’s employment agreement, in each case, during the Change in Control Protection Period, the NEO would instead be entitled to receive severance payments and benefits consisting of (i) cash severance, equal to 18 months of base salary for Mr. Howard and 12 months of base salary for Messrs. Barretto, Del Preto and Rankin and Ms. Gilpin; (ii) continued health benefits at the Company’s expense for up to 18 months, for Mr. Howard, or for up to 12 months, for Messrs. Barretto, Del Preto and Rankin

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and Ms. Gilpin; (iii) the target annual performance bonus for the year in which the termination occurs; and (iv) full accelerated vesting of all outstanding equity awards held by the NEO as of immediately prior to the termination, provided that any such equity awards subject to performance-based vesting will vest assuming a target level of achievement for each applicable performance objective. The “Change in Control Protection Period” is, for Mr. Howard, anytime on or following a change in control of the Company, and for Messrs. Barretto, Del Preto and Rankin and Ms. Gilpin, anytime during the period beginning on the date of the change in control and ending on the first anniversary thereof. The receipt of such severance payments and benefits is subject to the NEO’s execution and non-revocation of a release of claims in our favor and continued compliance with post-termination non-competition and non-solicitation of customers and employees covenants, lasting two years post-termination for Mr. Howard and one year post-termination for Messrs. Barretto, Del Preto and Rankin and Ms. Gilpin.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of May 25, 2022 (except as otherwise indicated) reflecting:

●	each person known by us to beneficially own more than 5% of our Class A or Class B common stock;
●	each of our directors;
●	each of our named executive officers; and
●	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 46,302,057 shares of our Class A common stock and 8,105,446 shares of our Class B common stock outstanding as of March 25, 2022. Both of these share totals do not include shares that have vested, but not yet settled. For the purpose of computing the percentage ownership of the entities and individuals in the chart directly below, we have deemed shares issuable pursuant to RSUs which are subject to vesting expected to occur within 60 days of March 25, 2022 to be outstanding and to be beneficially owned by the person holding the RSU regardless of settlement. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of all listed stockholders is 131 South Dearborn Street, Suite 700, Chicago, Illinois 60603.

The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Number of Shares Beneficially Owned
Name of Beneficial Owner	Class A Common Stock	%	Class B Common Stock†	%	Percentage of Total Voting Power

5% or Greater Stockholders

Entities affiliated with Blackrock(1)	3,738,364	8.07%	—	—	2.94%

The Vanguard Group, Inc.(2)	3,590,182	7.75%	—	—	2.82%

Named Executive Officers and Directors:

Justyn Howard(3)	127,666	*	3,275,345	40.41%	25.82%

Aaron Rankin(4)	7,590	*	3,111,701	38.39%	24.44%

Ryan Barretto(5)	338,175	*	—	—	*

Joe Del Preto(6)	54,516	*	—	—	*

Jamie Gilpin(7)	77,947	*	—	—	*

Peter Barris(8)	101,640	*	—	—	*

Steve Collins(9)	73,814	*	—	—	*

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	Number of Shares Beneficially Owned
Name of Beneficial Owner	Class A Common Stock	%	Class B Common Stock†	%	Percentage of Total Voting Power

Raina Moskowitz(10)	3,219	*	—	—	*

Thomas Stanley	—	*	—	—	*

Karen Walker(11)	78,814	*	—	—	*

All current directors and executive officers (10 persons)(12)	863,381	1.86%	6,387,046	78.80%	50.82%

†

The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of Class A common stock.

*	Represents beneficial ownership of less than 1% of outstanding shares of our common stock.
1.

Based solely on information contained in a Schedule 13G filed on February 3, 2022. Consists of 3,738,364 shares of Class A common stock held by Blackrock, Inc. whose address is BlackRock, Inc., 55 East 52nd Street, New York, NY 10055.

2.

Based solely on information contained in a Schedule 13G/A filed on February 10, 2022. Consists of 3,590,182 shares of Class A common stock held by the Vanguard Group, Inc. whose address is Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355.

3.

The Class B common stock reported herein consists of (i) 518,874 shares of Class B common stock directly held by Mr. Howard; (ii) 2,001,471 shares of Class B common stock held by the JRH Revocable Trust, of which Mr. Howard serves as the sole trustee; (iii) 170,000 shares of Class B common stock held by the EEH Revocable Trust, of which Elizabeth Howard, Mr. Howard’s spouse, serves as the sole trustee; (iv) 285,000 shares held by the JRH Gift Trust 2019, of which Elizabeth Howard, Mr. Howard’s spouse, serves as the sole trustee and (v) 300,000 shares of Class B common stock held by the EEH Gift Trust 2019, of which Mr. Howard serves as the sole trustee. The Class A common stock reported herein consists of (i) 47,063 shares of Class A common stock directly held by Mr. Howard; (ii) and 80,603 shares of Class A common stock held by Litani Holdings, LLC. Mr. Howard has voting power over the shares of Class A common stock held by Litani Holdings, LLC. Elizabeth Howard, Mr. Howard’s spouse, may be deemed to have sole voting and dispositive power with respect to the shares held by each of the EEH Revocable Trust and JRH Gift Trust 2019.

4.

The Class B common stock reported herein consists of (i) 854,238 shares of Class B common stock held by the Aaron Edward Frederick Rankin Revocable Trust, of which Mr. Rankin serves as the sole trustee; (ii) 1,250,962 shares of Class B common stock held by the Rankin Family 2013 Trust, of which Yeming Shi Rankin, Mr. Rankin’s spouse, serves as the sole trustee; (iii) 1,006,501 shares of Class B common stock held by the Rankin Family 2013 Non-Exempt Trust, of which Yeming Shi Rankin, Mr. Rankin’s spouse, serves as the sole trustee. Yeming Shi Rankin, Mr. Rankin’s spouse, may be deemed to have sole voting and dispositive power with respect to the shares held by each of The Rankin Family 2013 Trust and the Rankin Family 2013 Non-Exempt Trust. The Class A common stock reported herein consists of 7,590 shares of Class A common stock directly held by Mr. Rankin.

5.

Includes (i) 0 shares of Class A common stock directly held by Mr. Barretto; (ii) 278,175 shares of Class A common stock held by the Ryan Paul Barretto Revocable Trust, of which Mr. Barretto serves as the sole trustee; and (iii) 60,000 shares of Class A common stock held by the Ryan Paul Barretto 2020 Gift Trust of which Mr. Barretto’s spouse serves as the sole trustee.

6.

Consists of (i) 52,432 shares of Class A common stock directly held by Mr. Del Preto; and (ii) 2,084 shares of Class A common stock issuable upon the vesting of RSUs which will vest within 60 days of March 25, 2022.

7.

Consists of (i) 74,926 shares of Class A common stock directly held by Ms. Gilpin; and (ii) 3,021 shares of Class A common stock issuable upon the vesting of RSUs which will vest within 60 days of March 25, 2022.

8.

Consists of (i) 49,623 shares of Class A common stock held by PJ Barris, LLC, of which Mr. Barris is a member; (ii) 49,623 shares of Class A common stock held by PDB II LLC of which Mr. Barris is the investment advisor; and (ii) 2,394 shares of Class A common stock issuable upon vesting of RSUs which will vest within 60 days of March 25, 2022.

9.

Consists of (i) 66,420 shares of Class A common stock directly held by Mr. Collins; and (ii) 7,394 shares of Class A common stock issuable upon vesting of RSUs which will vest within 60 days of March 25, 2022.

10.

Consists of (i) 2,117 shares of Class A common stock directly held by Ms. Moskowitz; and (ii) 1,102 shares of Class A common stock issuable upon vesting of RSUs which will vest within 60 days of March 25, 2022.

11.

Consists of (i) 47,500 shares of Class A common stock directly held by Ms. Walker; (ii) 7,974 shares of Issuer Class A Common Stock held by the Michael Alexander Walker 2021 Trust, of which Ms. Walker and her spouse serve as the trustees; (iii) 7,973 shares of Issuer Class A Common Stock held by the Alexander Brooke Walker 2021 Trust, of which Ms. Walker and her spouse serve as the trustees; and (iv) 7,973 shares of Issuer Class A Common Stock held by the Cameron Richard Walker 2021 Trust, of which Ms. Walker and her spouse serve as the trustees. and (v) 7,394 shares of Class A common stock issuable upon vesting of RSUs which will vest within 60 days of March 25, 2022.

12.

The Class A common stock reported herein consists of (i) 836,971 shares of Class A common stock held by our directors and executive officers; and (ii) 26,410 shares of Class A common stock issuable upon vesting of RSUs which our executive officers and directors have the right to acquire within 60 days of March 25, 2022. The Class B common stock reported herein consists of 6,387,046 shares of Class B common stock held by our executive officers.

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Equity Compensation Plan Information

The following table sets forth information concerning the Company’s equity compensation plans consisting of the Sprout Social, Inc. 2016 Stock Plan (the “2016 Equity Incentive Plan”), 2019 Equity Incentive Plan, the Sprout Social, Inc. 2019 Class B Incentive Award Plan and 2019 Employee Stock Purchase Plan (“ESPP”) as of December 31, 2021.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2) (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by stockholders	2,097,985(3)	$0.77	8,569,621

Equity compensation plans not approved by stockholders	—	—	—

Total	2,097,985	$0.77	8,569,621

(1)	The weighted-average exercise price is calculated based solely on outstanding options and excludes any outstanding RSUs, which have no exercise price.
(2)

The amounts in this column include (i) 98,055 shares of Class A common stock issuable upon the exercise of outstanding options; (ii) 1,999,930 shares of Class A common stock issuable upon the vesting of outstanding RSUs; (ii) the securities available for future issuance under our four equity compensation plans mentioned above. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under our 2016 Equity Incentive Plan, 2019 Class B Incentive Award Plan and 2019 Equity Incentive Plan will be added back to the shares of common stock available for issuance under the 2019 Equity Incentive Plan. We no longer make grants under the 2016 Equity Incentive Plan. Our 2019 Equity Incentive Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase on January 1 of each calendar year, beginning on January 1, 2020 by the lesser of (i) 5% of the shares of all of the classes of the Company’s common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of Class A common stock as determined by the board of directors of the Company. On January 1, 2022, the number of shares of Class A common stock available under the 2019 Equity Incentive Plan was increased by 2,707,688 shares, which is not reflected in the table above. Our ESPP provides that the number of shares reserved and available for issuance will automatically increase on January 1 of each calendar year beginning on January 1, 2021 by that number of shares of Class A common stock equal to the lesser of (A) 1,100,000 shares of Class A common stock, (B) 1% of the shares of all of the Company’s classes of common stock outstanding on the final day of the immediately preceding calendar year and (C) such smaller number of shares of Class A common stock as determined by the board of directors of the Company. The Company’s board of directors determined not to increase the shares of Class A common available for issuance under our ESPP pursuant to this provision for 2021 and 2022.

(3)	This amount includes 98,055 shares of Class A common stock issuable upon the exercise of outstanding options and 1,999,930 shares of Class A common stock issuable upon the vesting of outstanding RSUs.

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions since the beginning of our last fiscal year to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and
●

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Amended and Restated Litani Voting Agreement

In November 2019, we entered into an amended and restated voting agreement with Litani Holdings, LLC (“Litani”) and Justyn Howard (as amended and restated, the “Litani Voting Agreement”). Pursuant to the Litani Voting Agreement, Litani constitutes Mr. Howard an irrevocable proxy to vote Litani’s shares of Class A common stock in the same manner as Mr. Howard votes his shares of Class A common stock or Class B common stock, as applicable, in respect of any vote or approval of the Company’s

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stockholders. See “Security Ownership of Certain Beneficial Owners and Management” and footnote 3 thereto for more information. The Litani Voting Agreement will terminate on the three-year anniversary of the closing of our IPO.

Other Transactions

Under Section 16(b) of the Exchange Act, any officer, director or 10% stockholder of a public company who realizes any profit from a non-exempt purchase and sale (or sale and purchase) of equity securities of the company within a period of less than six months is required to pay to the company the amount of any such realized profit. In March 2021, entities affiliated with Goldman Sachs, which collectively held more than 10% of our outstanding Class A common stock, disgorged to the Company an aggregate of $1.7 million of short-swing profits in connection with sales of shares of our Class A common stock.

Alyson Womack, our Manager of Growth Sales for Europe, Middle East, and Africa, is the sister of Jamie Gilpin, the Company’s Chief Marketing Officer. In 2021, the Company paid Ms. Womack approximately $272,088, which included salary, sales commissions, equity compensation, and other standard benefits arrangements. The compensation paid to Ms. Womack was approved in accordance with the Company’s standard compensation practices for similarly situated employees.

Other than as described above, since January 1, 2021, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions

In connection with the consummation of our IPO, we adopted a written policy on transactions with related persons. Our audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which include material transactions, arrangements or relationships in which the Company was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. Transactions in excess of $120,000 are presumed to be a “material transaction,” although transactions involving lower amounts may be material based on the facts and circumstances. Our related person transaction policy provides that a related person is defined as any director, executive officer, nominee for director or beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of the foregoing persons or any firm, corporation or other entity in which (i) any of the foregoing persons is employed as an executive officer or is a general partner, managing member or principal or (ii) any director, executive officer, nominee for director or 5% beneficial owner is employed.

Under our related persons transaction policy, the audit committee of our board of directors shall review the relevant facts and circumstances of each related person transaction (other than pre-approved transactions such as certain compensation matters and certain transactions that arise in the ordinary course of business) and either approve or disapprove of such related person transaction. In determining whether to approve or disapprove of such transaction, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated party, (ii) the extent of such related person’s interest in the transaction and (iii) take into account any conflicts of interest or corporate opportunity provisions outlined in our Code of Ethics and Conduct Policy. Under our policy, management must present to the audit committee each proposed related person transaction, including all relevant facts and circumstances relating thereto and also update the audit committee regarding any material changes to any approved or ratified related person transaction. Whenever feasible, such related person transaction shall not be consummated until the audit committee has approved or ratified such transaction. Management is also required to provide a status report of all then-current related person transactions at least annually at an audit committee meeting or as needed.

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OTHER MATTERS

Fiscal Year 2021 Annual Report and SEC Filings

Our audited financial statements for our fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at https://investors.sproutsocial.com and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Sprout Social, Inc., Attention: Investor Relations, 131 South Dearborn Street, Suite 700, Chicago, Illinois 60603.

Special Note Regarding Forward-Looking Statements

Statements in this Proxy Statement not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, as amended. These statements include statements about Sprout Social’s plans, objectives, strategies, financial performance and outlook, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “outlook,” “intend,” “expect,” “predict,” “potential” and similar expressions, or the negative of these terms and similar expressions, as they relate to Sprout Social and its business, as well as our compensation and corporate governance practices. Forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Sprout Social and our management based on their knowledge and understanding of our business and industry, are inherently uncertain. These forward-looking statements should not be read as a guarantee of future performance or results, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this Annual Report. Such risks, uncertainties and other important factors include, among others, the risks, uncertainties and factors set forth under “Part I—Item IA. Risk Factors” of our Annual Report on Form 10-K filed with the SEC on February 23, 2022, and the risks and uncertainties related to the following:

●	our ability to attract, retain and grow customers to use our platform and products;
●	our future financial performance, including our revenue, cost of revenue, gross profit, operating expenses, ability to generate positive cash flow, and ability to achieve and maintain profitability;
●	our ability to access third-party APIs and data on favorable terms;
●	our ability to increase spending of existing customers;
●	the evolution of the social media industry, including adapting to new regulations and use cases;
●	worldwide economic conditions, including the macroeconomic impacts of the COVID-19 pandemic, and their impact on information technology spending;
●	our ability to innovate and provide a superior customer experience;
●	our ability to securely maintain customer and other third-party data;
●	the effects of increased competition from our market competitors or new entrants to the market;
●	our ability to maintain and enhance our brand;
●	our estimates of the size of our market opportunities;
●	our ability to comply with modified or new laws and regulations applying to our business, including privacy and data security regulations;
●	our ability to successfully enter new markets, manage our international expansion and comply with any applicable laws and regulations;
●	our ability to maintain, protect and enhance our intellectual property;
●	the attraction and retention of qualified employees and key personnel;
●	our ability to effectively manage our growth and future expenses;
●	the sufficiency of our cash to meet our liquidity needs and our ability to raise additional capital on favorable terms or at all; and

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●	the other factors set forth under “Part I—Item IA. Risk Factors” of our Annual Report on Form 10-K filed with the SEC on February 23, 2022.

These factors are not necessarily all of the important factors that could cause our actual financial results, performance, achievements or prospects to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes laws or in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

*        *        *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Chicago, Illinois

April 8, 2022

57

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxydocs.com/SPT • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-509-2153 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
“ALEXA, VOTE MY PROXY” • Open Alexa app and browse skills • Search “Vote my Proxy” • Enable skill
You must register to attend the meeting online and/or participate at www.proxydocs.com/SPT

Sprout Social, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 29, 2022

TIME:	Wednesday, May 25, 2022 9:00 AM, Central Time
PLACE:	To be held virtually -- please visit www.proxydocs.com/SPT
for additional information on virtual meeting registration

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Justyn Howard (our Chairman of the Board and Chief Executive Officer), Joe Del Preto (our Chief Financial Officer and Treasurer) and Heidi Jonas (our General Counsel and Secretary) (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Sprout Social, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Sprout Social, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

	PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	To elect two Class III directors to serve until our 2025 annual meeting of stockholders or until their successors are duly elected and qualified;
		FOR		WITHHOLD
	1.01 Aaron Rankin	☐		☐		FOR

	1.02 Steven Collins	☐		☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;	☐	☐	☐		FOR

3.	To conduct an advisory vote to approve the compensation of our named executive officers; and	☐	☐	☐		FOR

		1YR	2YR	3YR	ABSTAIN
4.	To conduct an advisory vote to indicate the preferred frequency of stockholder advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐	1 YEAR

You must register to attend the meeting online and/or participate at www.proxydocs.com/SPT
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date